===============================================================================

                                 $3,500,000,000


                                 LOAN AGREEMENT


                                   dated as of


                                 March 11, 1998


                                      among


                                FRED MEYER, INC.,
                                   as Borrower


                                       and


                            The Lenders Party Hereto


                             BANKERS TRUST COMPANY,
                             as Administrative Agent


                                       and


                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent
                           ---------------------------

                    CHASE SECURITIES INC. and BT ALEX. BROWN,
                                  as Arrangers

===============================================================================

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   Definitions
                                   -----------

SECTION 1.1.   Defined Terms................................................. 1
SECTION 1.2.   Classification of Loans and Borrowings........................20
SECTION 1.3.   Terms Generally...............................................20
SECTION 1.4.   Accounting Terms; GAAP........................................20

                                   ARTICLE II

                                   The Credits
                                   -----------

SECTION 2.1.   Term Loans....................................................21
SECTION 2.2.   Revolving Loans...............................................21
SECTION 2.3    Loans and Borrowings..........................................21
SECTION 2.4.   Requests for Borrowings.......................................22
SECTION 2.5.   Letters of Credit.............................................23
SECTION 2.6.   Funding of Borrowings.........................................28
SECTION 2.7    Notes.........................................................29
SECTION 2.8.   Interest Elections............................................29
SECTION 2.9.   Termination and Reduction of Commitments......................31
SECTION 2.10.  Repayment of Loans; Evidence of Debt..........................31
SECTION 2.11.  Optional Prepayment of Loans..................................32
SECTION 2.12.  Fees..........................................................32
SECTION 2.13.  Interest......................................................33
SECTION 2.14.  Alternate Rate of Interest....................................34
SECTION 2.15.  Increased Costs...............................................34
SECTION 2.16.  Break Funding Payments........................................36
SECTION 2.17.  Taxes.........................................................36
SECTION 2.18.  Payments Generally; Pro Rata Treatment;
               Sharing of Set-offs...........................................38
SECTION 2.19.  Mitigation Obligations; Replacement
               of Lenders....................................................40
SECTION 2.20.  Mandatory Prepayment..........................................41

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

SECTION 3.1.   Organization; Powers......................................... 42
SECTION 3.2.   Authorization; Enforceability................................ 42
SECTION 3.3.   Governmental Approvals; No Conflicts......................... 43
SECTION 3.4.   Financial Condition; No Material
               Adverse Change............................................... 43
SECTION 3.5.   Properties................................................... 44
SECTION 3.6.   Litigation and Environmental Matters......................... 44
SECTION 3.7.   Compliance with Laws and Agreements.......................... 44
SECTION 3.8.   Investment and Holding Company Status........................ 45
SECTION 3.9.   Taxes........................................................ 45
SECTION 3.10.  ERISA........................................................ 45
SECTION 3.11.  Disclosure................................................... 45
SECTION 3.12.  Solvency..................................................... 45
SECTION 3.13.  Use of Proceeds; Margin Regulations.......................... 45
SECTION 3.14.  No Default................................................... 46
SECTION 3.15.  Subsidiaries..................................................46
SECTION 3.16   Employee Benefit Plans........................................46
SECTION 3.17   Security Interests............................................47

                                   ARTICLE IV

                                   Conditions
                                   ----------

SECTION 4.1.   Effective Date............................................... 47
SECTION 4.2.   Each Credit Event.............................................49

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

SECTION 5.1.   Financial Statements and Other Information................... 50
SECTION 5.2.   Notices of Material Events................................... 50
SECTION 5.3.   Existence; Conduct of Business............................... 52
SECTION 5.4.   Payment of Obligations....................................... 52
SECTION 5.5.   Maintenance of Properties; Insurance......................... 52
SECTION 5.6.   Books and Records; Inspection Rights......................... 52
SECTION 5.7.   Compliance with Laws......................................... 52
SECTION 5.8.   Use of Proceeds and Letters of Credit........................ 53
SECTION 5.9.   Subsidiary Guaranties........................................ 53

SECTION 5.10   Further Assurances............................................ 53

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

SECTION 6.1.   Subsidiary Debt.............................................. 54
SECTION 6.2.   Liens........................................................ 55
SECTION 6.3.   Modifications of Merger Documents............................ 55
SECTION 6.4.   Fundamental Changes.......................................... 56
SECTION 6.5.   Investments, Loans, Advances, Suretyship
               Liabilities and Acquisitions................................. 56
SECTION 6.6.   Hedging Agreements........................................... 57
SECTION 6.7.   Restricted Payments.......................................... 57
SECTION 6.8.   Transactions with Affiliates................................. 58
SECTION 6.9.   Restrictive Agreements....................................... 58
SECTION 6.10.  Financial Covenants.......................................... 58
SECTION 6.11.  Unconditional Purchase Obligations........................... 59
SECTION 6.12.  Fiscal Year; Fiscal Quarter.................................. 59

                                   ARTICLE VII

                                 Events of Default.......................... 59
                                 -----------------

                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

SECTION 8.1.   Appointment.................................................. 62
SECTION 8.2.   Delegation of Duties......................................... 63
SECTION 8.3.   Exculpatory Provisions....................................... 63
SECTION 8.4.   Reliance by Administrative Agent............................. 63
SECTION 8.5.   Notice of Default............................................ 63
SECTION 8.6.   Non-Reliance on Administrative Agent and Other Lenders....... 64
SECTION 8.7.   Indemnification ............................................. 64
SECTION 8.8.   Administrative Agent in Its Individual Capacity ............. 65
SECTION 8.9.   Successor Administrative Agent............................... 65
SECTION 8.10.  Syndication Agent............................................ 65

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

SECTION 9.1.   Notices....................................................... 66
SECTION 9.2.   Waivers; Amendments........................................... 67
SECTION 9.3.   Expenses; Indemnity; Damage Waiver............................ 68
SECTION 9.4.   Successors and Assigns........................................ 69
SECTION 9.5.   Survival...................................................... 72
SECTION 9.6.   Counterparts; Integration; Effectiveness...................... 72
SECTION 9.7    Marshalling; Recapture........................................ 73
SECTION 9.8.   Severability.................................................. 73
SECTION 9.9.   Right of Setoff............................................... 73
SECTION 9.10.  Governing Law; Jurisdiction; Consent
               to Service of Process......................................... 74
SECTION 9.11.  WAIVER OF JURY TRIAL.......................................... 74
SECTION 9.12.  Headings...................................................... 75
SECTION 9.13.  Confidentiality............................................... 75
SECTION 9.14.  OREGON LEGAL NOTICE........................................... 75


SCHEDULES AND EXHIBITS

Schedule 2.1     Lenders and Commitments
Schedule 2.5     Existing Letters of Credit
Schedule 2.20(a) Store Property Acquired in Mergers and Distribution Center
Schedule 2.20(e) Tendered Bonds
Schedule 3.6     Disclosed Matters
Schedule 3.15    Subsidiaries
Schedule 4.1     Refinancing of Existing Debt
Schedule 6.1     Debt
Schedule 6.2     Liens
Schedule 6.5     Investments
Schedule 6.9     Restrictive Agreements
Schedule A       Term Loan Amortization


Exhibit A        Assignment and Acceptance
Exhibit B        Note
Exhibit C        Opinion of Stoel Rives, Counsel to the Borrower
Exhibit D        Subsidiary Guarantee
Exhibit E        Guarantee Language

          LOAN AGREEMENT dated as of March 11, 1998, among FRED MEYER, INC., as Borrower, the LENDERS party hereto, BANKERS TRUST COMPANY, as Administrative Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, and NATIONSBANK OF TEXAS, N.A., a national banking association, and SALOMON BROTHERS HOLDING CO INC. as Co-Documentation Agents.

          The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

          Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Administrative Agent shall have determined that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans" means Loans made and/or being maintained at a rate of interest based upon the ABR.

                                                                 LOAN AGREEMENT

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Bankers Trust Company, in its capacity as administrative agent for the Lenders hereunder.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Administrative Agent, the Co-Documentation Agents and the Syndication Agent.

          "Agreement" means this $3,500,000,000 Loan Agreement dated as of March __, 1998 among the Borrower, the Lenders, the Administrative Agent and the Syndication Agent.

          "Applicable Level" means the level determined with reference to the following chart:

Level             Leverage Ratio                       Rating
-----             --------------                       ------

I      greater than or equal to 3.0x      less than or equal to BBB+  or  Baa1
II               less than 3.0x                       BBB   or    Baa2
III              less than 3.5x                       BBB-  or    Baa3
IV               less than 4.0x                       BB+   or    Ba1
V                less than 4.5x          greater than or equal to BB  or  Ba2

For purposes of the foregoing, (i) prior to the Compliance Certificate Date, the Applicable Level shall be Level IV; (ii) except as provided in (i) above, at any time of determination, the Applicable Level shall be the Level corresponding to the Leverage Ratio as set forth in the most recently delivered Compliance Certificate (it being understood and agreed that if the Borrower shall not have delivered the most recently due Compliance Certificate within the time period specified in Section 5.1(c), the Applicable Level shall be Level V until such Compliance Certificate is delivered) and the senior unsecured long term debt rating of the Borrower from S&P and Moody's (for purposes of this definition, the "Rating"); (iii) in the event the Leverage Ratio and the Rating do not fall within the same Level, the Applicable Level shall be the higher (Level I being the highest) of the two Levels; and (iv) in the event the rating from S&P and the rating from Moody's do not fall within the same Level, the

                                                                  LOAN AGREEMENT

applicable Rating will be based upon the higher (Level I being the highest) of the two ratings, except that, in the event one of the two ratings is two or more Levels higher than the other, the applicable Rating shall be determined by reference to the Level next lower than the higher of the two ratings. If any rating established or deemed to be established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall take effect on the effective date of such change and shall end on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending agreement on another Applicable Level the Rating shall be determined by reference to the rating provided by the non-changing rating agency. If the Borrower does not have a senior long term unsecured debt rating or implied rating from either Moody's or S&P, the Applicable Level shall be determined by reference to the Leverage Ratio only.

          "Applicable Margin" means, with respect to any Commitment Fee or Eurodollar Loan, the applicable number of basis points per annum as set forth below based on the Applicable Level:

                                                         Applicable Margin for
Applicable Level               Commitment Fee              Eurodollar Loans
----------------               --------------            ---------------------

I                                    20.0                       62.5
II                                   25.0                       75.0
III                                  25.0                       87.5
IV                                   30.0                       100.0
V                                    37.5                       125.0

The Applicable Margin for ABR Loans shall be 0 at any time during which the Applicable Level is Level IV or above. At any time during which the Applicable Level of the Borrower is Level V, the Applicable Margin for ABR Loans shall be 25 basis points.

          "Applicable Percentage" means, at any time and with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment (or after the termination thereof, the percentage of the total outstanding Credit Exposure represented by such Lender's outstanding Credit Exposure at such time).

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A.

                                                                 LOAN AGREEMENT

          "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Fred Meyer, Inc., a Delaware corporation.

          "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.4.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the New York interbank market.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 33 1/3% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any

                                                                 LOAN AGREEMENT

lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Closing Date" means March 11, 1998, or such later date as the parties hereto shall mutually agree in writing.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Co-Documentation Agents" means NationsBank of Texas, N.A. and Salomon Brothers Holding Co Inc.

          "Collateral" means the capital stock of each Subsidiary pledged under the Pledge Agreement.

          "Collateral Agent" has the meaning given thereto under the Intercreditor Agreement.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.9 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender's Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $3,500,000,000.

          "Commitment Fee" means (i) prior to the Compliance Certificate Date, an amount equal to 0.30% per annum, and (ii) from and after the Compliance Certificate Date, a percentage per annum determined in accordance with the definition of "Applicable Margin," in either case payable quarterly in arrears on the last Business Day of each March, June, September and December and calculated based on a year of 360 days by the Borrower to the Administrative Agent on the average daily unused portion of the aggregate Commitments from and including the Closing Date to but excluding the Maturity Date.

          "Compliance Certificate" means a certificate signed by a Responsible Officer of the Borrower certifying as to the matters set forth in Section 5.1(c).

                                                                 LOAN AGREEMENT

          "Compliance Certificate Date" means the date upon which the Administrative Agent receives the Compliance Certificate for the second full fiscal quarter following the Closing Date.

          "Consolidated EBITDA" of the Borrower and its Subsidiaries means "A" minus "B"; where:

     "A" equals the sum of consolidated net income plus, to the extent deducted in determining consolidated net income, without duplication, (i) extraordinary losses, (ii) interest expenses, including the interest component of rent expense under all Synthetic Lease Facilities for which the Borrower or any of its Subsidiaries has Suretyship Liability, (iii) amortization, (iv) depreciation, (v) income taxes,
          (vi) non-cash LIFO reserve charges and (vii) expenses incurred in connection with the Mergers, including costs relating to the sale of facilities to be disposed of in connection with the Mergers, name change costs attributable to Hughes Markets, and severance costs; and

     "B" equals, to the extent included in determining consolidated pre-tax income, extraordinary gains.

          "Consolidated EBITDAR" of the Borrower and its Subsidiaries means "A" minus "B"; where:

     "A" equals the sum of consolidated net income plus, to the extent deducted in determining consolidated net income, without duplication, (i) extraordinary losses, (ii) interest expense, (iii) amortization, (iv) depreciation, (v) income taxes, (vi) non-cash LIFO reserve charges,
          (vii) consolidated rental expense on operating leases (including rent paid pursuant to any Synthetic Lease Facility) and (vii) expenses incurred in connection with the Mergers, including costs relating to the sale of facilities to be disposed of in connection with the Mergers, name change costs attributable to Hughes Markets, and severance costs; and

     "B" equals, to the extent included in determining consolidated pre-tax income, extraordinary gains.

          "Consolidated Interest Expense" means the consolidated interest expense of the Borrower, including the interest component of rent expense under all Synthetic Lease Facilities for which the Borrower or any of its Subsidiaries has Suretyship Liability.

                                                                 LOAN AGREEMENT

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

          "Current Synthetic Lease Facility" means the transactions contemplated by the Participation Agreement, dated the date hereof, among the Borrower, Wilmington Trust Company, as owner trustee, FMS Trust 1997-1, as lessor, the investors named therein, the Administrative Agent, the Syndication Agent, and the lenders named therein.

          "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all Capital Lease Obligations of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Hedging Agreements, (g) all Suretyship Liabilities of such Person, (h) all other obligations of such Person upon which interest charges are customarily paid (other than current accounts payable in the ordinary course of business), (i) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person and (j) all Debt (as defined above) of any partnership in which such Person is a general partner (except to the extent such Debt is not recourse to such Person). The amount of the Debt of any Person in respect of Hedging Agreements shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Hedging Agreements maintained with such counterparty).

          "Debt for Borrowed Money" of any Person means all Debt of such Person described in (without duplication) clauses (a), (b), (c), (d), (h) and, to the extent constituting a Suretyship Liability in respect of Debt for Borrowed Money of another Person, (g), of the definition of Debt. A Suretyship Liability arising under a Synthetic Lease Facility shall be deemed to be a Debt for Borrowed Money.

                                                                 LOAN AGREEMENT

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Defaulting Lenders" has the meaning set forth in Section 2.6(b).

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 4.1 are satisfied (or waived in accordance with Section 9.2).

          "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                                                                 LOAN AGREEMENT

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excess Cash Flow" means, with respect to each fiscal year of the Borrower, a positive number, if any, equal to (i) consolidated net income for such fiscal year, plus (ii) depreciation and amortization expense to the extent deducted in determining consolidated net income for such fiscal year, plus (iii) any other non-cash expenses (except that, with respect to reserve items, only to the extent of any increase of such items) to the extent deducted in determining consolidated net income for such fiscal year, plus (or minus) (iv) any extraordinary gains (losses), plus (or minus) (v) decreases (or increases) in the consolidated working capital of the Borrower and its Subsidiaries from the last day of the preceding fiscal year to the last day of such fiscal year, minus
(vi) the aggregate amount actually paid in cash by the Borrower and its Subsidiaries during such fiscal year for capital expenditures, minus (vii) all principal repayments and prepayments of the Loans made during such fiscal year, provided that repayments or prepayments of Revolving Loans other than pursuant to Section 2.20(g) shall not be included in the computation of Excess Cash Flow, minus (viii) all regularly scheduled principal payments made during such fiscal year in respect of other Debt to the extent such Indebtedness and payments are permitted to be incurred and made hereunder.

                                                                 LOAN AGREEMENT

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

          "Existing Letters of Credit" means the letters of credit issued pursuant to Section 2.5(l) and set forth on Schedule 2.5 which will, as of the Closing Date, be deemed outstanding as Letters of Credit issued pursuant to
Section 2.5.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Fixed Charge Coverage Ratio" means the ratio of (a) Consolidated EBITDAR to (b) the sum of (i) the Borrower's Consolidated Interest Expense plus
(ii) except as included in Consolidated Interest Expense, the Borrower's consolidated rental expense on operating leases, computed as of the last day of a fiscal quarter for the period consisting of such fiscal quarter and the immediately preceding three fiscal quarters (or such lesser number of preceding full fiscal quarters as shall have ended following the Closing Date).

          "FFL" means Food 4 Less.

          "FMI" means Fred Meyer, Inc. and its successors and assigns.

          "Foreign Lender" has the meaning provided in Section 2.17(e).

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any

                                                                 LOAN AGREEMENT

agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is maintained or contributed to by any of the Borrower or any ERISA Affiliate or that was so maintained or contributed to and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnitee" has the meaning provided in Section 9.3(b).

          "Information" has the meaning provided in Section 9.13.

          "Insignificant Subsidiary" means any inactive or otherwise immaterial direct or indirect Subsidiaries of the Borrower; provided that the assets and pre-tax income of, and the Borrower's net investment in, such Insignificant Subsidiaries on an individual and a combined basis will not exceed three percent (3%) of the Borrower's consolidated pre-tax income or assets, as applicable; and provided further that any Subsidiary which owns the stock of another Subsidiary (other than an Insignificant Subsidiary) shall not be deemed to be an "Insignificant Subsidiary."

          "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated the date hereof, among FMI, the Subsidiaries party to the Pledge Agreement, the Administrative Agent, the Collateral Agent and Bankers Trust Company, as Administrative Agent under the Other Corporate Loan Documents.

                                                                 LOAN AGREEMENT

          "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.8.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means Bankers Trust Company, in its capacity as the issuer of Letters of Credit hereunder and its successors in such capacity as provided in Section 2.5(i). In addition, the Borrower and the Issuing Banks may from time to time agree (which agreement shall not be unreasonably withheld or delayed) that one or more Lenders shall issue Letters of Credit, in which case the term "Issuing Bank" shall include any such Lenders. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Deposit" has the meaning set forth in Section 2.5(j).

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all

                                                                 LOAN AGREEMENT

LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "Leverage Ratio" means the ratio of Debt for Borrowed Money of the Borrower and its Subsidiaries determined on a consolidated basis to Consolidated EBITDA (for the most recent four consecutive fiscal quarters; provided that for the periods ended on the Compliance Certificate Date and the last day of the next succeeding fiscal quarter, the Leverage Ratio shall be calculated by reference to pro forma financial information provided by the Borrower (in form and substance satisfactory to the Administrative Agent) with respect to the fiscal quarters ended prior to the Closing Date).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the offered quotation to first-class banks in the New York interbank eurodollar market by the Administrative Agent for dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the applicable Eurodollar Loan, with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Notes, the Subsidiary Guarantees, the Pledge Agreement and the Intercreditor Agreement.

          "Loans" means the Term Loans and the Revolving Loans.

          "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

                                                                 LOAN AGREEMENT

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

          "Material Subsidiary" means a Subsidiary which either (a) has assets which constitute 5% or more of the consolidated assets of the Borrower and its Subsidiaries or (b) has revenues as of the end of the Borrower's most recently-ended fiscal year which constitute more than 5% of the consolidated revenues of the Borrower and its Subsidiaries during the Borrower's most recently ended fiscal year.

          "Maturity Date" means February 28, 2003.

          "Mergers" means the mergers of (i) FMI and Quality Food Centers, Inc. and (ii) FMI and Food 4 Less as contemplated by the Merger Documents.

          "Merger Documents" means (i) that certain Agreement and Plan of Merger, dated as of November 6, 1997, among QFC, FMI and Q-Acquisition Corp., and (ii) that certain Agreement and Plan of Merger, dated as of November 6, 1997, among FFL, FMI and FFL Acquisition Corp.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means all cash proceeds of each Debt issuance or sale or other disposition of assets by the Borrower or a Subsidiary, in each case net of (if applicable) (i) reasonable expenses incurred or reasonably expected to be incurred in connection with such sale or disposition, (ii) any income, franchise, transfer or other tax payable by the Borrower or a Subsidiary in connection with such sale or disposition and (iii) any Debt secured by a Lien on such property or assets and required to be repaid as a result of such sale or other disposition.

          "Non-Defaulting Lender" has the meaning specified in Section 2.6(b).

          "Notes" means each Revolving Note and each Term Note.

          "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrower and the Subsidiaries from time to time owing to the Administrative Agent or

                                                                 LOAN AGREEMENT

any Lender under or in connection with any Loan Documents or any Other Corporate Loan Document.

          "Other Corporate Loan Documents" means all of the documents contemplated to be executed in connection with the Current Synthetic Lease Facility, as such documents are amended, supplemented or otherwise modified from time to time.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Participant" has the meaning provided in Section 9.4(e).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

               (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                                                                 LOAN AGREEMENT

provided that the term "Permitted Encumbrances" shall not include any Lien securing Debt for Borrowed Money.

          "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the two highest credit ratings obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, by the Borrower and its Subsidiaries in favor of the Lenders and the lenders under the Other Corporate Loan Documents, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                                                                 LOAN AGREEMENT

          "Public Notes" means senior unsecured notes of the Borrower, described in the Preliminary Prospectus Supplement dated February 17, 1998, and the Prospectus, dated February 4, 1998.

          "QFC" means Quality Food Centers, Inc.

          "Register" has the meaning set forth in Section 9.4.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Replacement Lender" has the meaning provided in Section 2.19(b).

          "Required Lenders" means, at any time, Non-Defaulting Lenders the sum of whose Commitments (or after the termination thereof, outstanding Loans and LC Exposures at such time) represents an amount greater than 50% of the sum of (i) the aggregate Commitments of all Lenders less (ii) the aggregate Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Loans and LC Exposures of Defaulting Lenders at such time).

          "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, the Chief Financial Officer, the Chief Operating Officers, the Chief Accounting Officer, the Vice President/Treasurer or any Assistant Treasurer responsible for compliance with this Agreement.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

          "Revolving Loan Commitment" means at any time, for any Lender, the amount set forth opposite such Lender's name on Schedule 2.1 hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.9 or 9.4(b).

                                                                 LOAN AGREEMENT

          "Revolving Loans" has the meaning provided in Section 2.2(a).

          "Revolving Notes" has the meaning provided in Section 2.7(a).

          "Smith's" means Smith's Food and Drug Centers Inc.

          "Solvent" as to any Person means (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and
(iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "S&P" means Standard & Poor's Corporation.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are required to be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as, with respect to any Person, any Person of which such Person and/or its

                                                                 LOAN AGREEMENT

subsidiaries own, directly or indirectly, such number of outstanding shares (or similar equity interest) as have more than 50% of the ordinary voting power for the election of directors.

          "Subsidiary" means any subsidiary of the Borrower.

          "Subsidiary Guarantee" shall have the meaning set forth in Section 4.1(h).

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, guaranties, shipside bonds, surety bonds and similar instruments under which Suretyship Liabilities arise.

          "Suretyship Liability" means any agreement, undertaking or other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. Suretyship Liability shall include any liability or contingent liability of a Person under or in connection with a Synthetic Lease Facility. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby. As of any date, the amount of any Person's obligations under any Synthetic Lease Facility shall be equal to the amount which such Person would be obligated to pay if such Synthetic Lease Facility was accelerated on such date (disregarding accrued scheduled lease payments which would be characterized as interest if such Synthetic Lease Facility were treated as a capital lease under GAAP).

          "Syndication Agent" means The Chase Manhattan Bank.

          "Synthetic Lease Facility" means any synthetic lease, tax ownership operating lease, tax retention operating lease, off balance sheet lease or similar lease transaction where the lessee is treated as owner of the leased property for U.S. federal income tax purposes while the lease is accounted for on the financial statements of the lessee, prepared in accordance with GAAP, as an operating lease, including the Current Synthetic Lease Facility.

          "Tangible Net Assets" means the total consolidated assets of the Borrower and its Subsidiaries minus any amount included therein in respect of goodwill, as shown on the most recent consolidated balance sheet of the Borrower and its Subsidiaries referred to in Section 3.4 or delivered to the Administrative Agent and each Lender pursuant to Section 5.1.

                                                                 LOAN AGREEMENT

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Tendered Bonds" has the meaning provided in Section 2.20(e).

          "Term Loan" has the meaning provided in Section 2.1.

          "Term Loan Commitment" means at any time, for any Lender, the amount set forth opposite such Lender's name in Schedule 2.1 hereto under the heading "Term Loan Commitment".

          "Term Note" has the meaning provided in Section 2.7(a).

          "Total Commitment" means, at any time, the sum of the Commitments of all of the Lenders at such time.

          "Total Revolving Loan Commitment" has the meaning provided in Section 2.2(a).

          "Total Term Loan Commitment" has the meaning provided in Section 2.1.

          "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the ABR.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

          Section 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase

                                                                 LOAN AGREEMENT

"without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section
5.1. If any change in accounting principles from those used in the preparation of the audited financial statements referred to in Section 5.1 hereafter occasioned by the promulgation of any rule, regulation, pronouncement or opinion by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) would result in a change in the method of calculation of financial covenants, standards or terms found in Article I or Article VI, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made.


                                   ARTICLE II

                                   The Credits
                                   -----------

          Section 2.1 Term Loans. Subject to the terms and conditions set forth herein, each Lender severally and not jointly agrees to make a single loan to the Borrower on the Closing Date of a sum not to exceed the Term Loan Commitment of such Lender (each such loan, a "Term Loan"). The aggregate principal amount of the Term Loan Commitments shall not exceed $1,625,000,000 (the "Total Term Loan Commitment"). The Term Loan

                                                                 LOAN AGREEMENT

Commitments shall expire on April 10, 1998 if not utilized on or prior to such date. All unutilized Term Loan Commitments shall expire simultaneously with the making of the Term Loans on the Closing Date. Once repaid, Term Loans may not be reborrowed. The Term Loans shall mature on the Maturity Date and shall be repaid, without premium or penalty, by the Borrower, on the dates and in the amounts set forth on Schedule A hereto.

          Section 2.2 Revolving Loans. (a) Subject to the terms and conditions set forth herein, each Lender severally and not jointly agrees to make revolving loans (collectively, "Revolving Loans") to the Borrower from time to time during the Availability Period, which Revolving Loans (when added to the LC Exposure of such Lender) shall not exceed in aggregate principal amount at any time outstanding the Revolving Loan Commitment of such Lender at such time. The sum of the Revolving Loan Commitments of all of the Lenders (the "Total Revolving Loan Commitment") on the Closing Date shall be $1,875,000,000. The Revolving Loan Commitments shall expire on April 10, 1998 if the Closing Date has not occurred on or prior to such date.

               (b) Revolving Loans may be voluntarily prepaid pursuant to
Section 2.11, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed. Each Lender's Revolving Loan Commitment shall expire, and each Revolving Loan shall mature on, the Maturity Date, without further action on the part of the Lenders or the Administrative Agent.

          Section 2.3 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Borrowing may be in an aggregate amount

                                                                 LOAN AGREEMENT

that is equal to the entire unused balance of the Total Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.5(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurodollar Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          Section 2.4 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m. (noon), New York City time, three Business Days before the date of the proposed Borrowing or
(b) in the case of an ABR Borrowing, not later than 12:00 p.m. (noon), New York City time, on the day of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) shall be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.3:

                    (i) the aggregate amount of the requested Borrowing;

                    (ii) whether such Borrowing shall be a Term Loan or a Revolving Loan;

                    (iii) the date of such Borrowing, which shall be a Business Day;

                    (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                    (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                    (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.

                                                                 LOAN AGREEMENT

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          Section 2.5 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in dollars and on a sight basis and in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period (but in no event later than 30 days prior to the Maturity Date). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

               (b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, the date of issuance, amendment or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed $200,000,000 and (ii) the total Credit Exposures shall not exceed the Total Commitment.

               (c) Expiration Date. Each standby Letter of Credit shall have an expiry date occurring not later than one year from the date of issuance, provided that any standby Letter of Credit may be extended for successive periods of up to one year, so long as no such period ends later than five Business Days prior to the Maturity Date, on terms acceptable to the Issuing Bank. Each trade Letter of Credit shall have an expiry date occurring not later than the earlier of (i) 180 days from the date of issuance and (ii) the date which is 30 days prior to the Maturity Date.

                                                                 LOAN AGREEMENT

               (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank (with notice to the Administrative Agent) an amount equal to such LC Disbursement not later than 12:00 noon, local time (with respect to such Issuing Bank), on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., local time (with respect to such Issuing Bank), on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, local time (with respect to such Issuing Bank), on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.4 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments

                                                                 LOAN AGREEMENT

pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank, (as finally determined by a court of competent jurisdiction) the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                                                                 LOAN AGREEMENT

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement or Removal of the Issuing Bank. (A) Any Issuing Bank (other than Bankers Trust Company) may be removed as an Issuing Bank at any time by written agreement among the Borrower, the Administrative Agent and the Issuing Bank, subject to clause (C) below.

               (B) Bankers Trust Company (or any successor to Bankers Trust Company as Issuing Bank) may be replaced as Issuing Bank at any time by written agreement among the Borrower, the Administrative Agent, Bankers Trust Company and the successor Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the removed Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include such successor or such previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require.

               (C) The Administrative Agent shall notify the Lenders of any removal or replacement of an Issuing Bank under clause (A) or (B) above. At the time any such removal or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the removed Issuing Bank pursuant to Section 2.12(b). After the removal of an Issuing Bank hereunder, the removed Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with

                                                                 LOAN AGREEMENT

respect to Letters of Credit issued by it prior to such removal, but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon (the "LC Deposit"); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

               (k) Reporting of Outstanding LC Exposure. The Issuing Bank (unless the Issuing Bank is also serving as Administrative Agent) shall provide written notice to the Administrative Agent: (i) promptly after the issuance of or amendment to any standby Letter of Credit, of such issuance or amendment, which notice shall be accompanied by a copy of such standby Letter of Credit or amendment thereof; (ii) if any trade Letters of Credit are outstanding, on the first Business Day of each week, by facsimile, a report of the aggregate daily amount available to be drawn under such trade Letters of Credit during the previous week; (iii) on or before the fifth Business Day of each month, a report setting forth, for each type of Letter of Credit outstanding, the daily aggregate outstanding amounts for the previous month; and (iv) the Administrative Agent shall deliver to each Lender, on the last Business

                                                                 LOAN AGREEMENT

Day of each calendar month and upon each Letter of Credit fee payment, a report setting forth for such period the daily aggregate amount available to be drawn under the Letters of Credit issued by each Issuing Bank during such period.

               (l) Existing Letters of Credit. Notwithstanding anything to the contrary contained herein, as of the Closing Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Letters of Credit hereunder. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to
Section 2.5(d) shall include the Existing Letters of Credit as of the Closing Date. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, the Borrower shall pay all fees and commissions set forth in
Section 2.12(b) at the times and in the manner set forth therein.

          Section 2.6 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the Issuing Bank.

               (b) The failure of any Lender (such Lender, a "Defaulting Lender") to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, a "Non-Defaulting Lender") of its obligation to make its Loans on such date, but neither any Non-Defaulting Lender nor the Administrative Agent shall be responsible for the failure of any Defaulting Lender to make a Loan to be made by such Defaulting Lender, and no Defaulting Lender shall have any obligation to the Administrative Agent or any Non-Defaulting Lender (without prejudicing the rights of the Borrower against such Defaulting Lender). Notwithstanding anything set forth herein to the contrary, so long as a Lender remains a Defaulting Lender, such Lender shall not have any voting or consent rights under or with respect to this Agreement or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to this Agreement.

               (c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent

                                                                 LOAN AGREEMENT

may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender is a Defaulting Lender, then such Defaulting Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of such Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Defaulting Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and such Lender shall cease to be a Defaulting Lender.

          Section 2.7 Notes. (a) Any Lender may request that Loans made by it be evidenced by a promissory note (with respect to a Revolving Loan, a "Revolving Note" and with respect to a Term Loan, a "Term Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Note or Term Note, as applicable, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit B. Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if a Note is a registered note, to such payee and its registered assigns). Each Note issued to a Lender shall be dated the Closing Date and mature on the Maturity Date.

               (b) Each Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached to its Revolving Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Revolving Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein; provided that any errors with respect to such schedule, books or records shall not affect the Borrower's obligation to repay amounts owing hereunder.

          Section 2.8 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion

                                                                 LOAN AGREEMENT

shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

               (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.4 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.3:

                    (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) below shall be specified for each resulting Borrowing);

                    (ii) whether such Borrowing is a Term Loan or a Revolving Loan;

                    (iii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                    (iv) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                    (v) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                                                                 LOAN AGREEMENT

               (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          Section 2.9 Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

               (b) The Borrower may at any time terminate, or from time to time reduce, the Total Revolving Loan Commitment; provided that (i) each reduction of the Total Revolving Loan Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Total Revolving Loan Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Credit Exposures would exceed the Total Commitment.

               (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Total Revolving Loan Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Total Revolving Loan Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date). Any termination or reduction of the Total Revolving Loan Commitment shall be permanent. Each reduction of the Total Revolving Loan Commitment shall be made ratably among the Lenders in accordance with their respective Revolving Loan Commitments.

          Section 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender thereof the then unpaid principal amount of each Loan on the Maturity Date.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting

                                                                 LOAN AGREEMENT

from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          Section 2.11 Optional Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and any break funding payments under Section 2.16.

               (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 p.m. (noon), New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m. (noon), New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Type of Borrowing and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Total Revolving Loan Commitment as contemplated by Section 2.9, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.9. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.3. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          Section 2.12 Fees. (a) The Borrower agrees to pay the Commitment Fee to the Administrative Agent for the account of each Lender.

                                                                 LOAN AGREEMENT

               (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to (i) with respect to any import Letters of Credit, one half (50%) of the Applicable Margin on Eurodollar Loans, and (ii) with respect to any other Letters of Credit, the Applicable Margin on Eurodollar Loans, in each case based on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Loan Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate to be agreed by the Borrower and the Issuing Bank on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Total Revolving Loan Commitment and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees (other than the fronting fee described above) with respect to the issuance, amendment or extension of any Letter of Credit or payment of drawings thereunder. Participation fees and fronting fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on such day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Total Revolving Loan Commitment terminates and any such fees accruing after the date on which the Total Revolving Loan Commitment terminates shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of the period covered).

               (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

               (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to The Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

                                                                 LOAN AGREEMENT

               (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

               (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the greater of (A) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (B) 2% plus the rate applicable to ABR Loans or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans.

               (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

               (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not

                                                                 LOAN AGREEMENT

adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowings shall be permitted.

          Section 2.15 Increased Costs. (a) If any Change in Law shall:

                    (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                    (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

               (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of

                                                                 LOAN AGREEMENT

such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

               (c) A certificate of a Lender or the Issuing Bank setting forth the basis of the calculations and the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of Applicable Margin after the date of such event). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (excluding loss of Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such

                                                                 LOAN AGREEMENT

period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          Section 2.17 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) to the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of Excluded Taxes as the Administrative Agent, such Lender or the Issuing Bank, as the case may be, shall determine are payable in respect of amounts paid to or on behalf of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, pursuant to this Section 2.17. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the

                                                                 LOAN AGREEMENT

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

               (e) Any Lender that is not incorporated under the United States of America or a state thereof (each a "Foreign Lender") shall:

                    (i) on the date it becomes a Lender, deliver to the Administrative Agent (A) two completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and shall certify that it is entitled to receive payments under this Agreement without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States Federal income taxes and
     (B) an Internal Revenue Services Form W-8 or W-9, or successor applicable form, as the case may be and shall certify that it is entitled to an exemption from United States backup withholding tax;

                    (ii) deliver to the Administrative Agent two further copies of any such form or certification on or before the date that any such certification described above expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered to it; and

                    (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Administrative Agent;

except that the forms and certificates described in clauses (ii) and (iii) above shall not be required if any Change in Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Administrative Agent.

          Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at

                                                                 LOAN AGREEMENT

130 Liberty Street, New York, New York, 10006, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

               (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such

                                                                 LOAN AGREEMENT

participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

               (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(d) or (e), 2.6(a) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If (i) any Lender requests compensation under Section 2.15, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender defaults in its obligation to fund Loans hereunder, or
(iv) any Lender refuses to consent to certain proposed changes, waivers, discharges or termination with respect to this Agreement which require the consent of all Lenders and have been approved by the Required Lenders as (and to

                                                                 LOAN AGREEMENT

the extent) provided in Section 9.2(b), then the Borrower may, at its sole expense and effort, if no Default then exists (or, in the case of preceding clause (iv), no Default will exist immediately upon giving effect to such replacement), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) (such Assignee a "Replacement Lender"); provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          Section 2.20 Mandatory Prepayment. Subject to the terms of Section 2.20(g) below, the Borrower shall prepay the outstanding Loans as follows:

               (a) Subject to Section 2.20(f), in an amount equal to 100% of the Net Cash Proceeds in excess of $150,000,000 received by the Borrower or its Subsidiaries from the conveyance, sale, transfer or other disposition of its property or assets during the term of this Agreement; provided that such prepayment obligation shall not be incurred in connection with the conveyance, sale, transfer or other disposal of (i) property or assets in the case of sales of inventory in the ordinary course of business, (ii) sales of equipment which is uneconomic, obsolete or no longer useful in its business, or (iii) stores and related property acquired pursuant to the Mergers, and certain distribution center, in each case set forth on Schedule 2.20(a).

               (b) Subject to Section 2.20(f), in an amount equal to 100% of the Net Cash Proceeds of the fair market value received by the Borrower or any of its Subsidiaries in excess of $50,000,000 in any one year period from any transaction in which the Borrower or any of its Subsidiaries becomes liable, directly or indirectly, with respect to any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or such

                                                                 LOAN AGREEMENT

Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such lease.

               (c) In an amount equal to 50% of the Borrower's Excess Cash Flow for any fiscal year, within 100 days after the end of such fiscal year.

               (d) Subject to Section 2.20(e), in an amount equal to 100% of the Net Cash Proceeds received by the Borrower or its Subsidiaries from the issuance of any Debt described in (without duplication) clauses (a), (d) and, to the extent constituting a Suretyship Liability in respect of such Debt for Borrowed Money of another Person, clause (g) of the definition of Debt) (other than (i) commercial paper issued by the Borrower in the ordinary course of business, (ii) Debt with a maturity of less than one year (regardless of how it is accounted for by the Borrower), (iii) the Public Notes, (iv) any Synthetic Lease Facility and (v) any Debt issued to refinance Debt (other than the Public Notes) outstanding as of the date hereof.

               (e) In the event any tender for bonds or similar debt instruments of the Borrower or its Subsidiaries in connection with the Mergers ("Tendered Bonds", as set forth on Schedule 2.20(e)) results in more than $25,000,000 of such Tendered Bonds remaining outstanding, in an amount equal to the face amount of such Tendered Bonds remaining outstanding after the consummation of such offer.

               (f) Any Net Cash Proceeds received by the Borrower or any of its Subsidiaries under clauses (a) or (b) of this Section 2.20 which are reinvested by the Borrower or any of its Subsidiaries within 270 days of the receipt thereof shall be excluded from the prepayment obligations set forth in such clauses and shall not be counted in calculating such $150,000,000 or $50,000,000 amounts.

               (g) Notwithstanding the foregoing, any Net Cash Proceeds otherwise required to be paid to the Lenders under this Section 2.20 shall be applied first, to prepay the Term Loans until such Term Loans shall have been repaid in full, together with accrued and unpaid interest thereon, second, to prepay the Revolving Loans until such Revolving Loans shall have been repaid, together with accrued and unpaid interest thereon, and third, to all other outstanding Obligations. All prepayments of the Loans required by this Section
2.20 shall be made in accordance with Section 2.11(b) and shall be applied on a pro rata basis among the Lenders to prepay the Loans until such Loans have been repaid in full, together with accrued and unpaid interest thereon. Prepayments of the Term Loans shall reduce the quarterly payments required under Section 2.1, pro rata. Simultaneously with any prepayment of the principal amount of the Loans pursuant to the preceding sentence, each Lender's Commitment shall be permanently reduced by such Lender's Applicable Percentage of such prepayment.

                                                                 LOAN AGREEMENT


                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

          The Borrower represents and warrants to the Lenders that:

          Section 3.1 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          Section 3.2 Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action, and the use of proceeds of the Loans will be, in each instance, within the Borrower's corporate powers and will have been duly authorized by all necessary corporate and, if required, stockholder action, as of the time of such use. Each Loan Document to which it is a party has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          Section 3.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          Section 3.4 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders consolidated balance sheets and statements of income, stockholders equity and cash flows for (i) FMI and its subsidiaries, as of and for the fiscal year ended February 1, 1997, reported on by Deloitte & Touche, independent public accountants of FMI, and the fiscal quarter and the portion of the fiscal year ended November

                                                                 LOAN AGREEMENT

8, 1997, certified by the chief financial officer of FMI, (ii) Smith's and its subsidiaries, as of and for the fiscal year ended December 28, 1996, reported on by Deloitte & Touche, independent public accountants of Smith's, certified by the chief financial officer of Smith's, (iii) QFC and its subsidiaries, as of and for the fiscal year ended December 28, 1996, reported on by Deloitte & Touche, independent public accountants of QFC, and the fiscal quarter and the portion of the fiscal year ended September 6, 1997, certified by the chief financial officer of QFC and (iv) FFL and its subsidiaries, as of and for the fiscal year ended February 2, 1997, reported on by Arthur Andersen, independent public accountants of FFL, and the fiscal quarter and the portion of the fiscal year ended October 12, 1997, certified by the chief financial officer of FFL. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of FMI, Smith's, QFC, FFL and their respective subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements for the fiscal quarters.

               (b) There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of (i) FMI and its subsidiaries, taken as a whole, since February 1, 1997, (ii) Smith's and its subsidiaries, taken as a whole, since December 28, 1996, (iii) QFC and its subsidiaries, taken as a whole, since December 28, 1996 or (iv) FFL and its subsidiaries, taken as a whole, since February 2, 1997.

          Section 3.5 Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, subject to no Lien of any kind except Liens permitted hereby.

               (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          Section 3.6 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                                                                 LOAN AGREEMENT

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          Section 3.7 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          Section 3.8 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          Section 3.9 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

          Section 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the

                                                                 LOAN AGREEMENT

Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          Section 3.12 Solvency. On the Closing Date and after giving effect to the Transactions, the Borrower and each of its Material Subsidiaries will be Solvent.

          Section 3.13 Use of Proceeds; Margin Regulations. All proceeds of each of the Loans will be used by the Borrower only in accordance with the provisions of Section 5.8. No part of the proceeds of any of the Loans will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any of the Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

          Section 3.14 No Default. The Borrower is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

          Section 3.15 Subsidiaries. After giving effect to the Mergers, the Persons listed on Schedule 3.15 are the only Subsidiaries of the Borrower.
Schedule 3.15 correctly sets forth, after giving effect to the Mergers, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof and identifies each Material Subsidiary as of the Closing Date.

          Section 3.16 Employee Benefit Plans. (a) Each Employee Benefit Plan and each Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including the provisions thereunder respecting prohibited transactions. The Borrower has made all required contributions to each Employee Benefit Plan and each Multiemployer Plan. To the extent applicable, the Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                                                                 LOAN AGREEMENT

               (b) The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of any of the Borrower or such ERISA Affiliate without liability to any Person.

               (c) Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of minimum funding standards or extension of amortization periods has been requested or received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event, or any other event or condition that presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Neither the Borrower nor any ERISA Affiliate has instituted or intends to institute proceedings to terminate a Guaranteed Pension Plan. No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred with respect to any Guaranteed Pension Plan and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Guaranteed Pension Plan.

               (d) Neither the Borrower nor any ERISA Affiliate has incurred or expects to incur any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
Section 4041A of ERISA.

          Section 3.17 Security Interests. The security interests granted under the Pledge Agreement constitute valid, binding and continuing duly perfected first-priority Liens in and to the Collateral (except for Permitted Encumbrances that have priority under applicable law) in favor of the Collateral Agent, for the benefit of the Administrative Agents and the Lenders, as well as the lenders under the Other Corporate Loan Documents.

                                                                 LOAN AGREEMENT

                                   ARTICLE IV

                                   Conditions
                                   ----------

          Section 4.1 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

               (a) The Administrative Agent (or its counsel) shall have received from each party hereto (A) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and
(B) such other documents, in form and substance satisfactory to the Administrative agent, as the Administrative Agent may reasonably request.

               (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Stoel Rives LLP, counsel for the Borrower, substantially in the form of Exhibit C, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

               (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

               (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.2.

               (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                                                                 LOAN AGREEMENT

               (f) The Mergers shall have been completed in accordance with the Merger Documents, or on other terms reasonably satisfactory to the Lenders.

               (g) The Loan Documents and the Other Corporate Loan Documents shall have been executed and delivered and shall be in full force and effect.

               (h) Each Subsidiary (other than Insignificant Subsidiaries) shall have executed and delivered to the Administrative Agent a guarantee substantially in the form set forth as Exhibit D (each such guarantee, as amended, supplemented or otherwise modified, a "Subsidiary Guarantee").

               (i) The Administrative Agent shall have received evidence satisfactory to it of prior or simultaneous repayment or refinancing of the Debt of the Borrower and its Subsidiaries set forth on Schedule 4.1 hereto (except as otherwise agreed to the satisfaction of the Agents).

               (j) The Administrative Agent shall have received evidence satisfactory to it of the prior or simultaneous receipt of not less than $1,500,000,000 (net of underwriting and other expenses in connection with such issuance) by FMI from the issuance of senior unsecured bonds on terms satisfactory to the Lenders.

               (k) The Administrative Agent shall have received the financial information required under Section 3.4(a), including a pro forma balance sheet giving effect to the Mergers, in form and substance satisfactory to the Administrative Agent.

               (l) The Administrative Agent shall have received financial projections prepared by FMI demonstrating the projected consolidated financial condition and results of operations of FMI and its Subsidiaries after giving effect to the Mergers, for the period commencing on the Closing Date and ending on the Maturity Date.

               (m) The Administrative Agent shall have received acknowledgment copies (or other evidence of filing) of each filed UCC-1 financing statement signed by the Borrower as debtor naming the Administrative Agent as secured party.

               (n) The Administrative Agent shall have received the original stock certificates evidencing the stock pledged pursuant to the Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall

                                                                 LOAN AGREEMENT

not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on April 10, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          Section 4.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

               (a) The Administrative Agent shall have received a fully executed Borrowing Request in respect of the Loans to be made on such date.

               (b) The representations and warranties of the Borrower set forth in this Agreement (other than the representations and warranties set forth in Section 3.4) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

               (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and
(c) of this Section.


                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          Section 5.1 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

               (a) within 100 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative

                                                                 LOAN AGREEMENT

form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

               (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

               (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (x) demonstrating compliance with
Section 6.10(a) and (b) and (y) establishing the Applicable Margin, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                                                                 LOAN AGREEMENT

               (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          Section 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default upon actual knowledge of a Responsible Officer of the Borrower;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in material liability of the Borrower and its Subsidiaries; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          Section 5.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.5.

          Section 5.4 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves

                                                                 LOAN AGREEMENT

with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.5 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (and having such deductibles and self-insurance) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          Section 5.6 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          Section 5.7 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including without limitation ERISA and all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.8 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to finance certain costs and expenses associated with the Mergers, refinance existing indebtedness (including related prepayment premiums) and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Standby Letters of Credit will be issued only to support on a standby basis, liabilities relating to worker's compensation, judgments pending appeal, construction or similar liabilities in the ordinary course of business, and trade Letters of Credit will be issued only to support liabilities for the purchase of goods upon delivery or against invoice.

          Section 5.9 Subsidiary Guarantees and Pledge. (a) The Borrower shall cause each Person which becomes a Subsidiary after the Closing Date (other than Insignificant Subsidiaries) to execute and deliver to the Administrative Agent a Subsidiary Guarantee together with such officer's certificates, resolutions and other assurances related thereto as the

                                                                 LOAN AGREEMENT

Administrative Agent shall reasonably request within 10 days of such Person becoming a Subsidiary. Furthermore, the Borrower shall within such 10 day period deliver to the Collateral Agent the stock certificates or other evidence of ownership interest in such Subsidiary, together with stock powers duly executed in blank, and execute such other documents in connection therewith as the Collateral Agent may reasonably request.

               (b) The Borrower shall cause each Subsidiary and each Person which becomes a Subsidiary after the Closing Date (other than Insignificant Subsidiaries) to include in any guarantee issued to any lender or creditor other than the parties to this Agreement and the Other Corporate Loan Documents the language in substantially the form attached as Exhibit E.

          Section 5.10 Further Assurances. The Borrower shall, and cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and shall execute and pay for the filing of all such further instruments and documents, including UCC financing statements and other security documents, as the Required Lenders or the Administrative Agent shall reasonably deem appropriate in order to effectuate the grant of the Liens and security interests to the Collateral Agent contemplated by the Intercreditor Agreement, this Agreement and the Other Corporate Loan Documents and to carry out to their satisfaction the transactions contemplated by such agreements.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          Section 6.1 Subsidiary Debt. The Borrower will not permit any Subsidiary to create, incur, assume or permit to exist any Debt, except:

               (a) Debt owed to the Borrower or to another Subsidiary;

               (b) Debt existing on the date hereof; provided that to the extent any item of such Debt exceeds $5,000,000, or the aggregate of all such Debt exceeds $25,000,000, such Debt shall be identified in Schedule 6.1;

               (c) Debt secured by Permitted Encumbrances;

               (d) Capital Lease Obligations not to exceed $100,000,000;

                                                                 LOAN AGREEMENT

               (e) Debt outstanding when a Person becomes a Subsidiary or is merged or consolidated with another Subsidiary, provided that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

               (f) Debt in respect of letters of credit issued to support the purchase of goods by the applicable Subsidiary in the ordinary course of business;

               (g) Debt in respect of commercial letters of credit issued to support liabilities of a Subsidiary relating to worker's compensation, judgments pending appeal (and as to which there is no Event of Default under clause (k) of Article VII), construction or similar liabilities in the ordinary course of business;

               (h) Suretyship Liabilities constituting guarantees of the Borrower's unsecured Debt; provided that such Debt is not senior to the obligations of the Borrower hereunder and such guarantees contain language in substantially the form attached as Exhibit E; and Suretyship Liabilities constituting guarantees of the Borrower's Synthetic Lease Facilities; provided that such guarantees contain language in substantially the form attached as Exhibit E; and

               (i) Debt not otherwise permitted by the foregoing clauses of this
Section 6.1 so long as the sum, without duplication, of (x) all such Debt and
(y) all Debt secured by Liens permitted solely by clause (f) of Section 6.2 does not exceed 5.0% of Tangible Net Assets.

          Section 6.2 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (a) Permitted Encumbrances;

               (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof (including Liens created pursuant to the Other Corporate Loan Documents and the Pledge Agreement) and set forth in
Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

               (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a

                                                                 LOAN AGREEMENT

Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

               (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

               (e) Liens on assets acquired after the date hereof under Synthetic Lease Facilities; and

               (f) Liens not otherwise permitted by the foregoing clauses of this Section 6.2, securing Debt of the Borrower or its Subsidiaries, so long as the sum, without duplication, of (i) all such Debt and (ii) all Debt permitted solely by clause (i) of Section 6.1 does not exceed 5.0% of Tangible Net Assets.

          Section 6.3 Modifications of Merger Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Merger Documents.

          Section 6.4 Fundamental Changes. (a) The Borrower will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

                                                                 LOAN AGREEMENT

               (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          Section 6.5 Investments, Loans, Advances, Suretyship Liabilities and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, incur Suretyship Liabilities in respect of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a) Permitted Investments;

               (b) investments by the Borrower and its Subsidiaries in its Subsidiaries including Persons which, as a result of such investment, become Subsidiaries;

               (c) loans or advances made, or Suretyship Liabilities incurred, by the Borrower to or in respect of any Subsidiary and made or incurred by any Subsidiary to or in respect of the Borrower or any other Subsidiary;

               (d) Suretyship Liabilities with respect to Hedging Agreements permitted by Section 6.6;

               (e) Suretyship Liabilities constituting Debt permitted by Section
6.1 which are (i) in respect of commercial paper, or (ii) Suretyship Liabilities other than in respect of commercial paper in aggregate amount not to exceed $200,000,000 at any one time;

               (f) Suretyship Liabilities created under the Other Corporate Loan Documents;

               (g) Suretyship Liabilities with respect to Surety Instruments incurred in the ordinary course of business;

               (h) investments existing on the date hereof; provided that to the extent any such investment exceeds $5,000,000, or the aggregate of all such investments exceeds $25,000,000, such investments shall be identified in
Schedule 6.5; and

                                                                 LOAN AGREEMENT

               (i) investments by the Borrower and its Subsidiaries not otherwise permitted by the foregoing clauses of this Section 6.5, so long as such additional investments made in reliance on this clause (i) do not exceed $200,000,000 in the aggregate at any time.

          Section 6.6 Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          Section 6.7 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Event of Default has occurred and is continuing, (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (c) any Subsidiary may declare and pay Restricted Payments to the Borrower or any other Subsidiary, and
(d) the Borrower and its Subsidiaries may pay cash dividends and repurchase their respective stock from any Person which is not the Borrower or another Subsidiary so long as on the date of payment or repurchase (i) such cash dividends and stock repurchases do not exceed $150,000,000 in any single fiscal year, and (ii) the total of such cash dividends and stock repurchases during the term of this Agreement do not exceed an aggregate amount of $200,000,000 plus 40% of the Borrower's and its Subsidiaries' aggregate net income earned commencing with the fiscal year ending January 31, 1999, and each fiscal year thereafter; provided that a payment in connection with the repurchasing of certain warrants from the shareholders of FFL in an amount not to exceed $20,000,000 shall not be counted against the amounts set forth in clauses (i) and (ii) above.

          Section 6.8 Transactions with Affiliates. Except during the continuance of an Event of Default, the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.7.

          Section 6.9 Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the

                                                                 LOAN AGREEMENT

ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to incur Suretyship Liabilities in respect of Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions (x) contained in the Other Corporate Loan Documents or (y) existing on the date hereof and identified on Schedule 6.9 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and provided further that such restrictions and conditions cannot be imposed at any time that a Default has occurred and is continuing.

          Section 6.10 Financial Covenants.

               (a) Leverage Ratio. The Borrower shall not permit its Leverage Ratio to exceed, at the end of any fiscal quarter ending on or during any period listed below, the ratio set forth opposite such period; provided that there shall be added to Consolidated EBITDA for purposes of determining the Leverage Ratio the following amounts: (i) with respect to the two fiscal quarters ended August 15, 1998, $25,000,000 and (ii) in addition to clause (i) above, with respect to the fiscal quarter ended November 7, 1998, $12,500,000:

         Period                                 Ratio
         ------                                 -----

From and including August 15, 1998           5:00 to 1.00
  to and including January 29, 1999

From and including January 30, 1999          4.50 to 1.00
  to and including January 28, 2000

From and including January 29, 2000          4.00 to 1.00
  and therafter

               (b) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than, at the end of any fiscal quarter ending on or during any period listed below, the ratio set forth opposite such period:

         Period                                 Ratio
         ------                                 -----

From and including August 15, 1998           1.75 to 1.00

                                                                 LOAN AGREEMENT

  to and including January 29, 1999

From and including January 30, 1999         2.00 to 1.00
  to and including February 2, 2001

From and including February 3, 2001         2.25 to 1.00
  and thereafter

          Section 6.11 Unconditional Purchase Obligations. The Borrower shall not, and shall not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payments be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

          Section 6.12 Fiscal Year; Fiscal Quarter. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

                                   ARTICLE VII

                                Events of Default
                                -----------------

          If any of the following events ("Events of Default") shall occur:

               (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

               (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

                                                                 LOAN AGREEMENT

               (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.2(a), 5.3 (with respect to the Borrower's existence) or 5.8 or in Sections 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.9,
6.10, 6.11 or 6.12; or

               (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); or

               (f) the Borrower or any Material Subsidiary shall default in any obligation (payment or otherwise) that results in any Debt of $10,000,000 or more in the aggregate becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Debt of $10,000,000 or more in the aggregate or any trustee or agent on its or their behalf to cause any such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

               (h) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

               (i) the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due; or

                                                                 LOAN AGREEMENT

               (j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or

               (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; or

               (l) a Change in Control shall occur; or

               (m) any Subsidiary Guarantee shall cease to be in full force and effect (other than in accordance with its terms), or any guarantor under any Subsidiary Guarantee or any Person acting by or on behalf of such guarantor shall deny or disaffirm all or any portion of the guarantor's obligation under such Subsidiary Guarantee; or

               (n) the Pledge Agreement shall for any reason cease to be in full force and effect (other than in accordance with its terms), or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the Collateral in accordance with the terms thereof;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) terminate any Letter of Credit that may be terminated under its terms, (iii) direct the Borrower to make (and the Borrower agrees that upon receipt of such notice it will make) the LC Deposit and (iv) declare the Loans then outstanding to be due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, the LC Deposit and all fees and other

                                                                 LOAN AGREEMENT

obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

          Section 8.1 Appointment. Each Lender hereby irrevocably designates and appoints Bankers Trust Company as the Administrative Agent and Collateral Agent of such Lender under the Loan Documents, and each such Lender irrevocably authorizes Bankers Trust Company as the Administrative Agent and Collateral Agent for such Lender, to enter into the Loan Documents and take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of the Loan Documents, respectively, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Administrative Agent and Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent or Collateral Agent shall be read into the Loan Documents or otherwise exist against the Administrative Agent or Collateral Agent. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and Collateral Agent, and the Lenders and the Borrower shall have no rights as a third party beneficiary or otherwise under any of the provisions in the Loan Documents. In performing its functions and duties under the Loan Documents, the Administrative Agent and Collateral Agent shall act solely as the agent of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors and assigns.

          Section 8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct or any agents or attorneys-in-fact selected by it with reasonable care.

          Section 8.3 Exculpatory Provisions. The Administrative Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 8.2 under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower

                                                                 LOAN AGREEMENT

contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. This Section is intended solely to govern the relationship between the Administrative Agent, on the one hand, and the Lenders, on the other.

          Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in act ing, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          Section 8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be directed by the Required Lenders.

          Section 8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Lender represents and warrants to the Administrative Agent that it has, independently and without reliance upon the

                                                                 LOAN AGREEMENT

Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, opera tions, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required under this Agreement to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          Section 8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent, the Syndication Agent and each of their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Applicable Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Administrative Agent, Syndication Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, Syndication Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of this Agreement (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent, Syndication Agent or such Person as finally determined by a court of competent jurisdiction).

          Section 8.8 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any

                                                                 LOAN AGREEMENT

Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          Section 8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders during such 30-day period shall appoint from among the Lenders a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII and Section 9.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          Section 8.10 Syndication Agent. Without limiting any provision contained in this Article VIII, the Syndication Agent shall not have, except as to and to the limited extent expressly provided herein, any obligation, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

          Section 8.11 Co-Documentation Agents. Without limiting any provision contained in this Article VIII, the Co-Documentation Agents shall not have, except as to and to the limited extent expressly provided herein, any obligation, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on the Co-Documentation Agents in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

          Section 9.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                                                                 LOAN AGREEMENT

               (a) if to the Borrower, to it at:

                  Fred Meyer, Inc.
                  P.O. Box 42121
                  3800 SE 22nd Avenue
                  Portland, Oregon 97242-0121
                  Telecopy: (503) 797-5299
                  Attn: Mr. James C. Aalberg;

               with a copy of notices pursuant to Article VII to:


                  Stoel Rives LLP
                  900 SW Fifth Avenue, Suite 2300
                  Portland, Oregon 97204-1268
                  Telecopy: (503) 220-2480
                  Attn: Mr. Gary R. Barnum

               (b) if to the Administrative Agent, to it at:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York 10006
                  Telecopy: (212) 250-7351
                  Attn: Deal Administrator

               (c) if to any Issuing Bank, to it at the address specified in writing to the Administrative Agent from time to time by the Issuing Bank; except that, if to Bankers Trust as Issuing Bank, to it at:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York 10006
                  Telecopy: (212) 250-5817
                  Attn: Letter of Credit Unit


               (d) if to any other Lender, to it at its address (or telecopy number) set forth opposite its signature below.

                                                                 LOAN AGREEMENT

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. It is understood and agreed that the delivery of copies of notices to counsel as set forth above is for courtesy purposes only and any failure to deliver such copy shall not constitute failure with respect to any obligation to provide notices hereunder.

          Section 9.2 Waivers; Amendments. (a) Except as provided in the Intercreditor Agreement, neither this Agreement nor any terms hereof may be changed, waived, discharged, or terminated, nor any Collateral released, unless such change, waiver, discharge, termination or release is in writing signed by the Required Lenders, provided that no such change, waiver, discharge, termination or release shall, without the consent of each Lender (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Loan or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest of fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of this Section 9.2, (iii) reduce the percentage specified in the definition of Required Lenders, (iv) release all or a substantial portion of the Collateral, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (v) release any Subsidiary which is party to a Subsidiary Guarantee from its obligations under such Subsidiary Guarantee or amend any Subsidiary Guarantee to materially reduce any Subsidiary's obligations thereunder; provided further that no such change, waiver, discharge, termination or release shall (w) increase the Commitment of any Lender without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (x) without the consent of the Issuing Bank, amend, modify or waive any provision of Section
2.5 or alter its rights or obligations with respect to Letters of Credit, or (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Article VIII or any other provision as the same relates to the Administrative Agent. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective

                                                                 LOAN AGREEMENT

only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

               (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement contemplated by clauses (i) through (v), inclusive, of the first proviso of Section 9.2(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.19(b) so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitment and repay any outstanding Loans of such Lender and cash collateralize its applicable LC Exposure in accordance with Section 2.5(j), provided that, unless the Commitment that is terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
Section 9.2(a).

          Section 9.3 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement after the occurrence of an Event of Default, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued

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
                                                                 LOAN AGREEMENT

hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

               (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

               (d) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

          Section 9.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

                                                                 LOAN AGREEMENT

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and a corresponding amount of its LC Exposure at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower, the Administrative Agent and (with respect to Revolving Loans only) the Issuing Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the

                                                                 LOAN AGREEMENT

"Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; and provided further that no Lender shall transfer or grant any participation under which the Participants shall have rights to approve any amendment to or waiver of this Agreement except to the extent that such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which the Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or of a mandatory reduction in the aggregate Commitments shall not constitute a change in the terms of such participation and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the Participant's participation is not increased as a result thereof), or (ii) consent to the assignment by the Borrower of any of its rights and obligations under this Agreement.

                                                                 LOAN AGREEMENT

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that, subject to the foregoing, would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          Section 9.5 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          Section 9.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative

                                                                 LOAN AGREEMENT

Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 9.7 Marshalling; Recapture. Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or the Subsidiaries or any other party or against or in payment of any or all of the obligations, liabilities and indebtedness of every nature of the Borrower or any Subsidiary from time to time owing to the Administrative Agent or any Lender under or in connection with this Agreement, the Other Corporate Loan Documents or the Loan Documents. To the extent any Lender receives any payment by or on behalf of the Borrower or the Subsidiaries, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Borrower or Subsidiary or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower or Subsidiary to such Lender as of the date such initial payment, reduction or satisfaction occurred.

          Section 9.8 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section 9.9 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                                                                 LOAN AGREEMENT

          Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

               (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

                                                                 LOAN AGREEMENT

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,
AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION.

          Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          Section 9.13 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) to any participant or prospective participant in or assignee or prospective assignee of any of the rights and obligations under this Agreement, provided that such participant, prospective participant, assignee or prospective assignee agrees to be bound by the confidentiality provisions contained in this Section 9.13, (g) with the consent of the Borrower or (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Section 9.14 OREGON LEGAL NOTICE. WITHOUT LIMITING THE VALIDITY OF THE CHOICE OF NEW YORK LAW PROVIDED HEREIN, UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER THE RESTATEMENT DATE OF THE ACT SPECIFIED HEREIN CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE

                                                                 LOAN AGREEMENT

BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE. THE ACT SPECIFIED
HEREIN MEANS CHAPTER 967 OREGON LAWS 1989, THE EFFECTIVE DATE OF
WHICH WAS OCTOBER 3, 1989.

                                                                 LOAN AGREEMENT


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   FRED MEYER, INC.
                                   as Borrower


                                       JAMES C. AALBERG
                                   By: --------------------------------
                                       Name:  James C. Aalberg
                                       Title: Vice President, Treasurer

                                                                 LOAN AGREEMENT


                                   BANKERS TRUST COMPANY,
                                   as Administrative Agent and as a Lender


                                       GINA S. THOMPSON
                                   By: --------------------------------
                                       Name:  Gina S. Thompson
                                       Title: Vice President

                                                                 LOAN AGREEMENT


                                   THE CHASE MANHATTAN BANK,
                                   as Syndication Agent and as a Lender



                                       LAURIE B. PERPER
                                   By: --------------------------------
                                       Name:  Laurie B. Perper
                                       Title: Vice President

                                                                 LOAN AGREEMENT


                                   NATIONSBANK OF TEXAS, N.A.,
                                   as Co-Documentation Agent and as a Lender



                                       CHARLES F. LILYGREN
                                   By: --------------------------------
                                       Name:  Charles F. Lilygren
                                       Title: Senior Vice President

                                                                 LOAN AGREEMENT


                                   SALOMON BROTHERS HOLDING CO INC.,
                                   as Co-Documentation Agent and as a Lender



                                       CHAD A. LEAT
                                   By: --------------------------------
                                       Name:  Chad A. Leat
                                       Title: Managing Director

                                                                 LOAN AGREEMENT


                                   ABN AMRO BANK N.V.,
                                   as a Lender


                                       DAVID MCGINNIS
                                   By: --------------------------------
                                       Name:  David McGinnis
                                       Title: Vice President


                                       JAMES J. RICE
                                   By: --------------------------------
                                       Name:  James J. Rice
                                       Title: Vice President

                                                                 LOAN AGREEMENT


                                   MARINE MIDLAND BANK,
                                   as a Lender



                                       GINA SIDORSKY
                                   By: --------------------------------
                                       Name:  Gina Sidorsky
                                       Title: Authorized Signatory

                                                                 LOAN AGREEMENT


                                   UNION BANK OF CALIFORNIA, N.A.,
                                   as a Lender



                                       TIMOTHY P. STREB
                                   By: --------------------------------
                                       Name:  Timothy P. Streb
                                       Title: Vice President

                                                                 LOAN AGREEMENT


                             WACHOVIA BANK, N.A.,
                             as a Lender

                                 JOHN A. WHITNER
                             By: -----------------------
                                 Name:  John A. Whitner
                                 Title: Senior Vice President

                                                                 LOAN AGREEMENT


                             GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             as a Lender

                                 STEPHEN J. MCGUINNESS
                             By: -----------------------
                                 Name:  Stephen J. McGuinness
                                 Title: Authorized Signatory

                                                                 LOAN AGREEMENT


                             BANK OF MONTREAL,
                             as a Lender

                                 R.W. CAMM
                             By: -----------------------
                                 Name:  R.W. Camm
                                 Title: Managing Director

                                                                 LOAN AGREEMENT


                             DLJ CAPITAL FUNDING, INC.,
                             as a Lender

                                 STEPHEN P. HICKEY
                             By: -----------------------
                                 Name:  Stephen P. Hickey
                                 Title: Managing Director

                                                                 LOAN AGREEMENT


                             SOCIETE GENERALE,
                             as a Lender

                                 J. BLAINE SHAUM
                             By: -----------------------
                                 Name:  J. Blaine Shaum
                                 Title: Regional Manager

                                                                 LOAN AGREEMENT


                             MORGAN STANLEY SENIOR FUNDING, INC.,
                             as a Lender

                                 MICHAEL T. MCLAUGHLIN
                             By: -----------------------
                                 Name:  M. McLaughlin
                                 Title: Principal

                                                                 LOAN AGREEMENT


                             WELLS FARGO BANK, N.A.,
                             as a Lender

                                 ALFRED ARTIS
                             By: -----------------------
                                 Name:  Alfred Artis
                                 Title: Vice President


                                 DONALD A. HARTMANN, JR.
                             By: -----------------------
                                 Name:  Donald A. Hartmann, Jr.
                                 Title: Senior Vice President

                                                                 LOAN AGREEMENT


                             THE FIRST NATIONAL BANK OF CHICAGO,
                             as a Lender

                                 PAUL E. RIGBY
                             By: -----------------------
                                 Name:  Paul E. Rigby
                                 Title: Managing Director

                                                                 LOAN AGREEMENT


                             TRANSAMERICA LIFE INSURANCE
                             AND ANNUITY COMPANY,
                             as a Lender

                                 JOHN M. CASPARIAN
                             By: -----------------------
                                 Name:  John M. Casparian
                                 Title: Investment Officer

                                                                 LOAN AGREEMENT


                             THE MITSUBISHI TRUST AND BANKING
                             CORPORATION,
                             as a Lender

                                 TOSHIHIRO HAYASHI
                             By: -----------------------
                                 Name:  Toshihiro Hayashi
                                 Title: Senior Vice President

                                                                 LOAN AGREEMENT


                             ROYAL BANK OF CANADA,
                             as a Lender

                                 JULIE BOTHAMLEY
                             By: -----------------------
                                 Name:  Julie Bothamley
                                 Title: Senior Manager

                                                                 LOAN AGREEMENT


                             THE SUMITOMO TRUST AND
                             BANKING CO. LTD., LOS ANGELES AGENCY,
                             as a Lender

                                 ELEANOR CHAN
                             By: -----------------------
                                 Name:  Eleanor Chan
                                 Title: Manager & Vice President

                                                                 LOAN AGREEMENT


                             COMPAGNIE FINANCIERE DE CIC ET DE
                             L'UNION EUROPEENNE,
                             as a Lender

                                 ANTHONY ROCK
                             By: -----------------------
                                 Name:  Anthony Rock
                                 Title: Vice President


                                 BRIAN O'LEARY
                             By: -----------------------
                                 Name:  Brian O'Leary
                                 Title: Vice President

                                                                 LOAN AGREEMENT


                             KEYBANK NATIONAL ASSOCIATION,
                             as a Lender

                                 MARY K. YOUNG
                             By: -----------------------
                                 Name:  Mary K. Young
                                 Title: Commercial Banking Officer

                                                                 LOAN AGREEMENT


                             FIRST SECURITY BANK, N.A.,
                             as a Lender

                                 JUDY CALLISTER
                             By: -----------------------
                                 Name:  Judy Callister
                                 Title: Vice President

                                                                 LOAN AGREEMENT


                             FIRSTRUST BANK,
                             as a Lender

                                 EDWARD D'ANCONA
                             By: -----------------------
                                 Name:  Edward D'Ancona
                                 Title: Chief Banking Officer

                                                                 LOAN AGREEMENT


                             US BANK OF OREGON,
                             as a Lender

                                 GAYLE BURGESS
                             By: -----------------------
                                 Name:  Gayle Burgess
                                 Title: Asst. Relationship Manager

                                                                 LOAN AGREEMENT


                             FIRST UNION NATIONAL BANK,
                             as a Lender

                                 ED ROSS
                             By: -----------------------
                                 Name:  Ed Ross
                                 Title: Senior Vice President

                                                                 LOAN AGREEMENT


                             THE BANK OF NEW YORK,
                             as a Lender

                                 CHARLOTTE SOHN
                             By: -----------------------
                                 Name:  Charlotte Sohn
                                 Title: Vice president

                                                                 LOAN AGREEMENT


                             ZIONS FIRST NATIONAL BANK,
                             as a Lender

                                 RICHARD P. JACKSON
                             By: -----------------------
                                 Name:  Richard P. Jackson
                                 Title: Vice President

                                                                 LOAN AGREEMENT


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION,
                             as a Lender

                                 MARIA VICKROY-PERALTA
                             By: ----------------------------
                                 Name:  Maria Vickroy-Peralta
                                 Title: Vice President

                                                                 LOAN AGREEMENT


                             BANQUE PARIBAS,
                             as a Lender

                                 BRIAN A. STAPF
                             By: -----------------------
                                 Name:  Brian A. Stapf
                                 Title: Vice President


                                 LEE S. BUCKNER
                             By: -----------------------
                                 Name:  Lee S. Buckner
                                 Title: Managing Director

                                                                 LOAN AGREEMENT


                             FIRST HAWAIIAN BANK,
                             as a Lender

                                 TRAVIS RUETENIK
                             By: -----------------------
                                 Name:  Travis Ruetenik
                                 Title: Corporate Banking Officer
                                        National Corporate Banking

                                                                 LOAN AGREEMENT


                             BANK LEUMI U.S.A.,
                             as a Lender

                                 JACQUES DELVOYE
                             By: -----------------------
                                 Name:  Jacques Delvoye
                                 Title: Vice President

                                  Schedule 2.1

                             Lenders and Commitments


                                       Revolving Loan         Term Loan
Name and Address of Lender               Commitment           Commitment
--------------------------             --------------         ----------

Bankers Trust Company                   $157,114,850.33       $136,166,203.62
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006
Telecopier No.: (212) 250-7351
Attn: Deal Administrator

The Chase Manhattan Bank                $158,092,848.18       $137,013,801.76
270 Park Avenue
New York, New York 10017
Telecopier No.: (212)
Attn:

NationsBank of Texas, N.A.              $145,388,958.59       $126,003,764.12
444 South Flower, Suite 4100
Los Angeles, California 90071
Telecopier No.: (213)
Attn:

Salomon Brothers Holding Co Inc.        $145,388,958.59       $126,003,764.12
7 World Trade Center
New York, New York 10048
Telecopier No.: (212)
Attn:

Wells Fargo Bank                        $117,628,607.28       $101,944,792.97
420 Montgomery Street, 9th Floor
San Francisco, California 94163
Telecopier No.:
Attn:

DLJ Capital Funding, Inc.               $94,102,885.82        $81,555,834.38
277 Park Avenue
New York, New York 10172
Telecopier No.:
Attn:

Bank of America National Trust and      $94,102,885.82        $81,555,834.38
     Savings Association
555 South California Street, 41st Floor
San Francisco, California 94104
Telecopier No.:
Attn:

The First National Bank of Chicago      $94,102,885.82        $81,555,834.38
One First National Plaza
Chicago, Illinois 60670
Telecopier No.:
Attn:

Goldman Sachs Credit Partners L.P.      $94,102,885.82        $81,555,834.38
85 Broad Street
New York, New York 10004
Telecopier No.:
Attn:

Morgan Stanley Senior Funding, Inc.     $94,102,885.82        $81,555,834.38
1585 Broadway
New York, New York 10036
Telecopier No.:
Attn.:

Societe Generale                        $94,102,885.82        $81,555,834.38
2029 Century Park East, Suite 2900
Los Angeles, California 90067
Telecopier No.:
Attn.:

Union Bank of California, N.A.          $94,102,885.82        $81,555,834.38
350 California Street, 6th Floor
San Francisco, California 94104
Telecopier No.:
Attn.:

U.S. Bank of Oregon                     $94,102,885.82        $81,555,834.38
555 S.W. Oak Street, Suite 400
Portland, Oregon 97204
Telecopier No.:
Attn.:

Wachovia                                $94,102,885.82        $81,555,834.38
191 Peachtree Street NE, 28th Floor
Atlanta, Georgia 30303
Telecopier No.:
Attn.:

Marine Midland Bank                     $58,814,303.64        $50,972,396.49
140 Broadway, 5th Floor
New York, New York 10005
Telecopier No.:
Attn.: Gina Sidorsky

Bank of Montreal                        $23,525,721.46        $20,388,958.59
115 South La Salle Street
Chicago, Illinois 60603
Telecopier No.:
Attn.:

Compagnie Financier de CIC et de        $23,525,721.46        $20,388,958.59
    l'Union Europeenne,
520 Madison Avenue
New York, New York 10022
Telecopier No.:
Attn.:

First Security Bank, N.A.               $23,525,721.46        $20,388,958.59
15 East 100 South , 2nd Floor
Salt Lake City, Utah 84111
Telecopier No.:
Attn.:

Banque Paribas                          $23,525,721.46        $20,388,958.59
101 California Street, Suite 3150
San Francisco, CA 94111
Telecopier No.:
Attn.:

Royal Bank of Canada                    $23,525,721.46        $20,388,958.59
600 Wilshire Blvd., Suite 800
Los Angeles, California 90017
Telecopier No.:
Attn.:

Transamerica Life Insurance and         $23,525,721.46        $20,388,958.59
     Annuity Company
1150 South Olive Street, Suite 2700
Los Angeles, California 90015
Telecopier No.:
Attn.:

Zions First National Bank               $14,115,432.87        $12,233,375.16
One South Main Street
Salt Lake City, Utah 8411
Telecopier No.:
Attn.:

ABN Amro North America, Inc.            $11,762,860.73        $10,194,479.30
One Union Square
600 University Street, Suite 2323
Seattle, Washington 98101-2070
Telecopier No.:
Attn.:

The Bank of New York                    $11,762,860.73        $10,194,479.30
One Wall Street
New York, New York 10286
Telecopier No.:
Attn.:

First Union National Bank               $11,762,860.73        $10,194,479.30
One First Union Center
301 South College Street
Charlotte, North Carolina 28288-0737
Telecopier No.:
Attn.:

KeyBank National Association            $11,762,860.73        $10,194,479.30
700 Fifth Avenue, 48th Floor
Seattle, Washington 98104
Telecopier No.:
Attn.:

The Mitsubishi Trust and Banking        $11,762,860.73        $10,194,479.30
     Corporation
520 Madison Avenue
New York, New York 10286
Telecopier No.:
Attn.:

The Sumitomo Trust and Banking Co.      $11,762,860.73        $10,194,479.30
    Ltd., Los Angeles Agency
333 South Grand Avenue, Suite 5300
Los Angeles, California 90071
Telecopier No.:
Attn.:

Bank Leumi, U.S.A.                      $7,057,716.44         $6,116,687.58
8383 Wilshire Blvd., Suite 400
Beverly Hills, California 90211
Telecopier No.:
Attn.:

First Hawaiian Bank                     $8,035,714.29         $6,964,285.71
999 Bishop Street, 11th Floor
Honolulu, Hawaii 96813
Telecopier No.:
Attn.:

FirstTrust Bank                         $4,705,144.29         $4,077,791.72
1931 Cottman Avenue
Philadelphia, Pennsylvania 19111
Telecopier No.:
Attn.:

                                                                SCHEDULE 2.5 TO
                                                                 LOAN AGREEMENT
                                                                 --------------

                           EXISTING LETTERS OF CREDIT

Union Bank as Issuing Bank:

Letter of                                                             Stated
Credit Number    Beneficiary                            Amount        Maturity
-------------    -----------                            ------        --------

                 Issued under Hughes Market, Inc.

S006588          Reliance Insurance Co.                $8,879,626     12/31/98


S008016          City of Los Angeles
                 Dept. of Transportation               $103,000         8/1/98

                 Issued under Alpha Beta Company

S001078          Lou Jones & Assoc.                    $365,000        5/31/98

S068494          Calif. Dept. of Ind. Rel. Self
                 Ins. Plans
                 (Workers Comp.)                       $4,688,363      6/17/98

S068504          Calif. Dept. of Ind. Rel. Self
                 Ins. Plans
                 (Workers Comp.)                       $34,889,886     6/17/98


S230034          Riverside County Waste
                 Services                              $12,400          8/7/98

S230713          Amwest Surety Insurance
                 Company                               $166,000        7/30/98

                 Issued under Falleys Inc.

S011828          The Travelers Companies               $695,000        4/18/98

Bankers Trust Company as Issuing Bank:

Letter of                                                             Stated
Credit Number    Beneficiary                            Amount        Maturity
-------------    -----------                            ------        --------

                 Issued under Ralphs Grocery Company

S05520            U.S. Trust Co.
                  of CA, N.A.                          $771,057        9/30/98

S11504            American Food and Drug
                  Inc. (Alpha Beta Promissory
                  Note)                                $2,200,000     10/28/98

S11560            CA Dept. of Fish & Game,
                  Dept. Army, City of Riverside
                  (Riverside Warehouse)                $177,000       10/21/98

Bank of America as Issuing Bank:

Letter of                                                             Stated
Credit Number    Beneficiary                            Amount        Maturity
-------------    -----------                            ------        --------

                 Issued Under Ralphs Grocery Company

LASB - 216214        Calif. Dept. of Ind. Rel.
(910091718678LA)     Self Ins. Plans
                     (Workers Comp.)                   $31,507,241     5/16/98

                                                            SCHEDULE 2.20(a) TO
                                                                 LOAN AGREEMENT
                                                            -------------------

                     STORE PROPERTY AND DISTRIBUTION CENTER
                               ACQUIRED IN MERGERS

1.   Hughes Distribution Center (Irwindale, California)
2.   Hughes office building (Irwindale, California)
3.   Hughes Stores:
     a.       Santa Clarita (#18)
     b.       Sherman Oaks (#7)
     c.       N. Mission Viejo (#58)
4.   Ralphs Stores:
     a.       Studio City (#150)
     b.       Devonshire (#45)
     c.       Northridge (#153)
     d.       Santa Monica (#290)
     e.       University Park (#226)
     f.       San Marino (#43)
     g.       N. Fountain Valley (#230)
     h.       Hastings Ranch (#204)
     i.       Camarillo (#98)
     j.       Canoga Park (#122)
     k.       West Hills (#640)
     l.       South Torrance (#259)
     m.       Laguna Niguel (#222)
     n.       El Toro (#225)
     o.       Canyon Country (#184)
     p.       Triangle Square (#228)
5.   Four (4) Stock Market stores

                                                            SCHEDULE 2.20(e) TO
                                                                 LOAN AGREEMENT
                                                            -------------------

                                 TENDERED BONDS


A.   Food 4 Less Holdings, Inc.

     1. Indenture dated as of June 1, 1995 among Food 4 Less Holdings, Inc. and United States Trust Company (13.625% Senior Discount Debentures due 2005) ($193,363,000 at maturity).

     2. Indenture dated as of June 1, 1995 among Food 4 Less Holdings, Inc. and Norwest Bank Minnesota, N.A. (13.625% Senior Subordinated Pay-in-Kind Debentures due 2007) ($182,889,850).

B.   Ralphs Grocery Company, Inc.

     1. Indenture dated as of June 1, 1995 among Food 4 Less Supermarkets, Inc. (now Ralphs), Subsidiary Guarantors, and Norwest Bank Minnesota, N.A. ($520,326,000 10.45% Senior Notes Due 2004).

     2. Indenture dated as of June 6, 1996 among Ralphs Grocery Company, Subsidiary Guarantors and Norwest Bank Minnesota, N.A. ($100,000,000 10.45% Senior Notes Due 2004).

     3. Indenture dated as of June 1, 1995 among Food 4 Less Supermarkets, Inc. (to be merged with and into Ralphs Grocery Company), Subsidiary Guarantors and United States Trust Company of New York ($524,055,000 11% Senior Subordinated Notes due 2005).

     4. Indenture dated as of March 26, 1997 among Ralphs Grocery Company, Subsidiary Guarantors and United States Trust Company of New York ($155,000,000 11% Senior Subordinated Notes Due 2005).


C.   Quality Food Centers, Inc.

     1. Indenture dated as of March 19, 1997 among Quality Food Centers, Inc., Certain Guarantors and First Trust National Association ($150,000,000 of 8.70% Senior Subordinated Notes due 2007).

                                                                SCHEDULE 3.6 TO
                                                                 LOAN AGREEMENT
                                                                ---------------

                                DISCLOSED MATTERS


     None.

                                                               SCHEDULE 3.15 TO
                                                                 LOAN AGREEMENT
                                                               ----------------

                                  SUBSIDIARIES

                                     Percent
Subsidiary1                          Ownership             Direct Owner
-----------------------------------------------------------------------------------------

Fred Meyer Stores, Inc.             100% (direct)      Fred Meyer, Inc.
B&B Stores, Inc.                    100% (indirect)    Fred Meyer Stores, Inc.
B&B Pharmacy, Inc.2                 100% (indirect)    B&B Stores, Inc.
CB&S Advertising Agency, Inc.       100% (indirect)    Fred Meyer Stores, Inc.
Distribution Trucking Company       100% (indirect)    Fred Meyer Stores, Inc.
FM Retail Services, Inc.            100% (indirect)    Fred Meyer Stores, Inc.
FM, Inc.2                           100% (indirect)    Fred Meyer Stores, Inc.
FM Holding Corporation              100% (indirect)    Fred Meyer Stores, Inc.
Fred Meyer of Alaska, Inc.          100% (indirect)    Fred Meyer Stores, Inc.
Fred Meyer of California, Inc.      100% (indirect)    Fred Meyer Stores, Inc.
Fred Meyer (HK) Limited3            80% (indirect)     Fred Meyer Stores, Inc.
Fred Meyer Jewelers, Inc.           100% (indirect)    Fred Meyer Stores, Inc.
Fred Meyer, Inc. a                  100% (indirect)    Fred Meyer Stores, Inc.
    Washington corporation3
Grand Central, Inc.                 100% (indirect)    FM Holding Corporation
JH Properties, Inc.                 100% (indirect)    Roundup Co.
Merksamer Jewelers, Inc.            100% (indirect)    Fred Meyer Jewelers, Inc.
Natur Glo, Inc.3                    100% (indirect)    Fred Meyer Stores, Inc.
Roundup Co.                         100% (indirect)    Fred Meyer Stores, Inc.
Smith's Food & Drug Centers, Inc.   100% (direct)      Fred Meyer, Inc.
Compare, Inc.                       100% (indirect)    Smitty's Super Valu, Inc.
Richie's, Inc.                      100% (indirect)    Smith's Food & Drug Centers, Inc.
Saint Lawrence Holding Company      100% (indirect)    Smitty's Super Valu, Inc.
SLHC 2, Inc.3                       100% (indirect)    Smith's Food & Drug Centers, Inc.
Smith's Beverage of Wyoming, Inc.   100% (indirect)    Smith's Food & Drug Centers, Inc.
Smitty's Super Valu, Inc.           100% (indirect)    Smitty's Supermarkets, Inc.
Smitty's Equipment Leasing, Inc.    100% (indirect)    Smitty's Super Valu, Inc.
Smitty's Supermarkets, Inc.         100% (indirect)    Smith's Food & Drug Centers, Inc.
Treasure Valley Land Company, L.C.  100% (indirect)    Smith's Food & Drug Centers, Inc.
Western Property Investment         100% (indirect)    Smith's Food & Drug Centers, Inc.
     Group, Inc.2
Quality Food Centers, Inc.          100% (direct)      Fred Meyer, Inc.
Hughes Markets, Inc.                100% (indirect)    Quality Food Centers, Inc.
Hughes Realty, Inc.                 100% (indirect)    Hughes Markets, Inc.
KU Acquisition Corporation          100% (indirect)    Quality Food Centers, Inc.
QFC Sub, Inc.2                      100% (indirect)    Quality Food Holdings, Inc.
Quality Food, Inc.2                 100% (indirect)    Quality Food Centers, Inc.
Quality Food Holdings, Inc.2        100% (indirect)    Quality Food, Inc.
Second Story, Inc.                  100% (indirect)    Quality Food Centers, Inc.

                                        7



Food 4 Less Holdings, Inc.          100% (direct)      Fred Meyer, Inc.
Alpha Beta Company                  100% (indirect)    Food 4 Less of S. California, Inc.
Bay Area Warehouse Stores, Inc.     100% (indirect)    Cala Co.
Bell Markets, Inc.                  100% (indirect)    Cala Co.
Cala Co.                            100% (indirect)    Ralphs Grocery Company
Cala Foods, Inc.                    100% (indirect)    Cala Co.
Crawford Stores, Inc.               100% (indirect)    Ralphs Grocery Company
Falley's, Inc.                      100% (indirect)    Ralphs Grocery Company
Food 4 Less of Southern             100% (indirect)    Ralphs Grocery Company
    California, Inc.
Food 4 Less GM, Inc                 100% (indirect)    Alpha Beta Company
Food 4 Less Merchandising, Inc.     100% (indirect)    Alpha Beta Company
Food 4 Less of California, Inc.     100% (indirect)    Alpha Beta Company
Ralphs Grocery Company              100% (indirect)    Food 4 Less Holdings, Inc.

----------------------

     1 Unless otherwise indicated, each Subsidiary is a Material Subsidiary and is a party to the Subsidiary Guarantee.

     2    Not a Material Subsidiary.

     3    Not a Material Subsidiary and not a party to the Subsidiary Guarantee.

                                        8

                                                                SCHEDULE 4.1 TO
                                                                 LOAN AGREEMENT
                                                                ---------------

                                REFINANCED DEBT1/

A.   Refinanced Debt -- Fred Meyer:

     1. $1,030,000,000 Credit Agreement, dated as of September 9, 1997, among Fred Meyer, Bankers Trust Company, as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and the lenders named therein ($820,000,000).

     2. $500,000,000 364-Day Credit Agreement, dated as of September 9, 1997, among Fred Meyer, Bankers Trust Company, as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and the lenders named therein (zero).

     3. $500,000,000 Bridge Credit Agreement, dated as of September 9, 1997, among Fred Meyer, Bankers Trust Company, as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and the lenders named therein ($500,000,000).

     4. Participation Agreement, dated as of September 9, 1997, among Fred Meyer Stores, as lessee, FMS Trust 1997-1, as lessor, Wilmington Trust Company, not individually but solely as the Owner Trustee under the FMS 1997-1 Trust, Bankers Trust Company, as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and the lenders named therein ($251,000,000).

     5. Participation Agreement, dated as of January 27, 1998, among Fred Meyer Stores, as lessee, FMS Trust 1998-1, as lessor, Wilmington Trust Company, not individually but solely as the Owner Trustee under the FMS 1998-1 Trust, The Chase Manhattan Bank, as Administrative Agent, and the lenders named therein ($52,000,000).


     -----------------

     1/   Estimated payoff amounts at Closing are indicated in parentheses.

B.   Refinanced Debt -- Food 4 Less:

     1. $875,000,000 Amended and Restated Credit Agreement dated as of April 17, 1997 among Ralphs Grocery Company, Food 4 Less Holdings, Inc., Various Lenders and Bankers Trust Company ($685,000,000).

     2. Indenture dated as of June 1, 1995 among Food 4 Less Holdings, Inc. and United States Trust Company (13.375% Senior Discount Debentures due 2005), as amended by the First Supplemental Indenture, dated February 26, 1998.2

     3. Indenture dated as of June 1, 1995 among Food 4 Less Holdings, Inc. and Norwest Bank Minnesota, N.A. (13.375% Senior Subordinated Pay-in-Kind Debentures due 2007), as amended by the First Supplemental Indenture, dated February 26, 1998.2

     4. Indenture dated as of June 1, 1995 among Food 4 Less Supermarkets, Inc. (now Ralphs), Subsidiary Guarantors, and Norwest Bank Minnesota, N.A. ($520,326,000 10.45% Senior Notes due 2004); as amended by First Supplemental Indenture for 10.45% Senior Notes due 2004, dated as of June 14, 1995, as amended by the First Supplemental Indenture, dated February 26, 1998.2

     5. Indenture dated as of June 6, 1996 among Ralphs Grocery Company, Subsidiary Guarantors and Norwest Bank Minnesota, N.A. ($100,000,000 10.45% Senior Notes Due 2004), as amended by the First Supplemental Indenture, dated February 26, 1998.2

     6. Indenture dated as of June 1, 1995 among Food 4 Less Supermarkets, Inc. (to be merged with and into Ralphs Grocery Company), Subsidiary Guarantors and United States Trust Company of New York ($524,055,000 11% Senior Subordinated Notes due 2005), as amended by the First Supplemental Indenture, dated February 26, 1998.2

     7. Indenture dated as of March 26, 1997 among Ralphs Grocery Company, Subsidiary Guarantors and United States Trust Company of New York ($155,000,000 11% Senior Subordinated Notes Due 2005), as amended by the First Supplemental Indenture, dated February 26, 1998.2

-------------------

     2/ Subject of $1,675,583,850 Offer to Purchase and Consent Solicitation Statement dated January 22, 1998.

C.   Refinanced Debt -- QFC:

     1. Amended and Restated Credit Agreement dated as of March 14, 1997 among Quality Food Centers, Inc., Quality Food Holdings, Inc., Quality Food, Inc., Bank of America National Trust and Savings Association and Various Financial Institutions ($184,000,000).

     2. Indenture dated as of March 19, 1997 among Quality Food Centers, Inc., Certain Guarantors and First Trust National Association ($150,000,000 of 8.70% Senior Subordinated Notes due 2007), as amended by the First
          Supplemental Indenture, dated [             ], 1998.3


--------------

     3 Subject of $150,000,000 Offer to Purchase and Consent Solicitation Statement dated January 26, 1998.

                                                                SCHEDULE 6.1 TO
                                                                 LOAN AGREEMENT
                                                                ---------------

                                 EXISTING DEBT/1

A.   Outstanding Debt -- Fred Meyer:

     1. Commercial Paper (unsecured notes; approximately $367,000,000 with various maturities through 180 days).2

     2. Aircraft Lease Agreement, dated as of February 5, 1997, between NationsBanc Leasing Corporation of North Carolina, as lessor, and Fred Meyer, as lessee.

     3. Long-term Notes, secured by trust deeds, due through 2012, fixed interest rates from 9.0% to 9.52% ($40,972,061 as of 2/25/98).

     4. Continuing Guaranty, dated October 23, 1996, from Fred Meyer for the benefit of Monogram Credit Card Bank of Georgia, relating to Consumer Credit Card Program Agreement, dated as of October 23, 1996, by and among Merksamer Jewelers, Inc., Fred Meyer Jewelers, Inc. and Monogram Credit Card Bank of Georgia.

     5. Indenture dated as of May 23, 1996 by and between Smith's Food & Drug Centers, Inc. and Fleet National Bank of Connecticut, as trustee, with respect to the 11.25% Senior Subordinated Notes due 2007 ($5,045,000 as of 2/25/98).

     6. Smith's Food & Drug Centers, Inc. Full Recourse Notes with Wilmington Trust Company as Pass Thru Trustee. Series E 8.64% and 9.20% due July 2, 2012 and July 2, 2018; Series F 8.64% and 9.20% due July 2, 2012
          and July 2, 2018; and Series H 8.64% and 9.20% due July 2, 2012 and July 2, 2018 ($24,164,000 as of 2/25/98).

-----------------------

     1 Debt of Material Subsidiaries exceeding $5,000,000; aggregate of debt less than $5,000,000 and not set forth herein does not exceed $25,000,000. Debt to be refinanced at Closing separately reported on
          Schedule 4.1.

     2 Fred Meyer commercial paper issued pursuant to programs in place with United States National Bank, N.A., Wells Fargo Bank, N.A., and Bank of America NW, N.A., doing business as SeaFirst Bank (the "Placement Agents"). Commercial paper of Fred Meyer is not subject to prepayment and will be paid as it becomes due.

     7. Indenture, dated as of July 16, 1986, between Saint Lawrence Holding Company and First Interstate Bank of Arizona, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of July 16, 1986 ($13,000,000 10.5% First Mortgage Sinking Fund Bonds, Series 1986, due July 31, 2016) ($11,579,893 as of 2/25/98).

B.   Outstanding Debt -- F4L:

     1. Debt identified on Schedule 2.20(e) Sections A and B, to the extent not tendered pursuant to Offer to Purchase and Consent Solicitation Statement dated January 22, 1998.

     2. Indenture dated as of April 15, 1992 among Food 4 Less Supermarkets, Inc., the Subsidiary Guarantors and Norwest Bank Minnesota, N.A.($175,000,000 10.45% Senior Notes due 2000); as amended by the First Supplemental Indenture for 10.45% Notes due 2000, dated as of July 24, 1992; as amended by the Second Supplemental Indenture for 10.45% Notes due 2000, dated as of June 14, 1995; as amended by the Third Supplemental Indenture for 10.45% Notes due 2000, dated as of June 14, 1995.

     3. Indenture Dated as of July 29, 1992 among Ralphs Grocery Company and United States Trust Company of New York (10.25% Senior Subordinated Notes due 2002); as amended by the First Supplemental Indenture for 10.25% Senior Subordinated Notes due 2002, dated as of May 30, 1995; as amended by the Second Supplemental Indenture for 10.25% Senior Subordinated Notes due 2002, dated as of June 14, 1995.

     4. Indenture Dated as of March 30, 1993 among Ralphs Grocery Company and United States Trust Company of New York (9% Senior Subordinated Notes due 2003); as amended by the First Supplemental Indenture for 9% Senior Subordinated Notes due 2003, dated as of June 23, 1993; as amended by the Second Supplemental Indenture for 9% Senior Subordinated Notes due 2003, dated as of May 30, 1995; as amended by the Third Supplemental Indenture for 9% Senior Subordinated Notes due 2003, dated as of June 14, 1995.

     5. Long-term notes secured by trust deeds with respect to the Adams and Vermont Renaissance Plaza and Falley's store # 5 in St. Joseph, MO (approx. $7,200,000 as of 3/11/98).

     6. Capital leases with respect to equipment installed at numerous property locations (approx. $156,000,000 as of 3/11/98).

     7. Note payable to IBM Credit for mainframe computer system and related store equipment ($5,631,000).

C.   Outstanding Debt -- QFC:

     1. Debt identified on Schedule 2.20(e) Section C, to the extent not tendered pursuant to Offer to Purchase and Consent Solicitation Statement dated January 26, 1998.

     2. Note Purchase Agreements dated as of July 30, 1997 among Santee Dairies, Inc. and Various Purchasers, as amended by that certain Waiver, Amendment and Guaranty, dated as of March 6, 1998, among Santee Dairies, Inc., Hughes Markets, Inc., various Noteholders, Union Bank of California, as trustee, and Fred Meyer, Inc. ($80,000,000 Senior Subordinated Notes due 2008).

                                                                SCHEDULE 6.2 TO
                                                                 LOAN AGREEMENT
                                                                ---------------

                                      LIENS

A.   Liens - Fred Meyer:

     1. Trust deeds, securing long-term notes, due through 2012, fixed interest rates from 9.0% to 9.52% (aggregate of $40,972,061 as of 2/25/98):

          a. Lien on Auburn, Washington Store, in connection with financing from Nationwide Life Insurance.

          b. Lien on Walker Road Store, Portland, Oregon, in connection with financing from Nationwide Life Insurance ($10,306,000 remaining outstanding as of 2/1/97) and Employers Life Insurance.

          c. Lien on West Fairbanks, Alaska Store, in connection with financing from Nationwide Life Insurance.

     2. Lien on Brigham City Utah Store (Store No. #78), in connection with IRB financing (approximately $512,000 remaining outstanding as of 2/25/98).

     3. Lien on North Ogden, Utah Store (Store No. #79), in connection with IRB financing (approximately $1,908,000 remaining outstanding as of 2/25/98).

     4. Lien on Provo City, Utah Store (Store No. #136), in connection with IRB financing (approximately $3,262,000 remaining outstanding as of 2/25/98).

     5. Lien on Riverside, California Store (Store No. #706), in connection with promissory note to Marilyn & Gilbert Smith (approximately $2,700,000 remaining outstanding as of 2/25/98).

     6. Lien on Almagordo, New Mexico Store (Store No. #434), in connection with promissory note to Joe & Flo Erwin (approximately $39,000 remaining outstanding as of 2/25/98).

     7. Lien on Scottsdale, Arizona Store and Mesa, Arizona Store (Store Nos. #621 and 622), in connection with 10.5% Sinking Fund Bonds (approximately $11,580,000 remaining outstanding as of 2/25/98).

B.   Liens - Food 4 Less:

     1. Liens on Falley's store #5 in St. Joseph, MO in favor of Business Men's Assurance Company of America; Falley's store #989 in Topeka, KS in favor of Falger's, Inc.; and the Adams and Vermont Renaissance Plaza (approx. $7,200,000 aggregate).

     2. Those Liens on assets of Ralphs Grocery Company in favor of Future Systems Development, Inc., arising under Sales Agreement dated Dec. 15, 1989 between Future Systems Development Inc. and Ralphs Grocery Co. and as set forth in UCC-1 financing statement filed December 19, 1989 (file no. 89320805) with the California Secretary of State (specifically identified accounts, contract rights, chattel paper, instruments, equipment, proceeds).

     3. Those Liens on certain Patronage Refund Certificates issued by Associated Wholesale Grocers, Inc. to Falley's.

     4. Those liens on assets of Adams & Vermont Renaissance Plaza in favor of Tokai Bank of California, as set forth on UCC-1 financing statement filed May 16, 1996 (file no. 9613860421) with the California Secretary of State (accounts, equipment, fixtures, chattel paper, general intangibles, contract rights, and negotiable instruments).

     5. Those liens on assets of Falley's, Inc. in favor of Associated Wholesale Grocers, Inc., as set forth on numerous UCC-1 financing statements filed with the Kansas Secretary of State (all inventory, equipment and fixtures at specified store sites).

C.   Liens - Quality Food Centers:

     1. Mechanic's lien in amount of approximately $900,000 as to Store No. 847; QFC is being indemnified by title company with respect to thereto.

     2. Liens on Sherman Oaks, CA store (Hughes store #2) in favor of Fidelity Mutual Life Insurance Company and Her-Dek Corporation.

     3. Lien on Granada Hills, CA store (Hughes store #4) in favor of Geraldine Russell Family Trust.

                                                                SCHEDULE 6.5 TO
                                                                 LOAN AGREEMENT
                                                                ---------------

                                   INVESTMENTS

A.   Fred Meyer:

     None.

B.   Quality Food Centers:

     1. Quality Food Centers, Inc. holds a 22% interest in Associated Grocers, Inc., with a book value of $14,305,000.

     2. Hughes Markets, Inc. holds a 50% interest in Santee Dairies, LLC, with a book value of $9,295,000.

C.   Food 4 Less:

     1. Alpha Beta, as successor to The Boys Markets, Inc., owns 12.2% of the shares of Hawthorne Center Parking Company, which owns the common area in a shopping center located in Hawthorne, California.

     2. Ralphs Grocery Company has loaned an aggregate of $9,300,000 to developers of the following three stores: Beverwill (store #198), $2,800,000; Westwood (store #203) $5,000,000; Santa Barbara (store #208), $1,500,000.

     3.   F4L holds interests in the following joint ventures and partnerships:

              Adams West Associates, Ltd.                     33.3%
              Adams West Supermarket Associates, Ltd.
              Adams/Vermont Renaissance Plaza, Ltd.           75%
              Beverage Partners, LP                           18.18%
              Cathedral City Marketplace, Ltd.                15%
              La Brea Marketplace, LP                         33%
              Mid Valley Dairy - Turlock                      6.66%
              Pacoima Plaza Partnership                       40%
              RGC Partners, LP                                5%
              Sunnyside Partners                              27.92%
              Price Enterprise, Inc.

     4. Food 4 Less has outstanding investments in suppliers and supplier cooperatives made in the ordinary course of business and consistent with past practice, including Certified Grocers of California, Ltd. and Associated Wholesale Grocers, Inc. (Kansas).

                                                                SCHEDULE 6.9 TO
                                                                 LOAN AGREEMENT
                                                                ---------------

                             RESTRICTIVE AGREEMENTS

None.

                                   Schedule A

                              Amortization Schedule

          The Borrower shall make equal quarterly payments in respect of the Term Loans and in accordance with Section 2.1 of the Loan Agreement, as follows:

Date                               Amount

August 15, 1998                    $6,250,000.00
November 7, 1998                   $6,250,000.00
January 30, 1999                   $6,250,000.00
May 22, 1999                       $6,250,000.00
August 14, 1999                    $37,500,000.00
November 6, 1999                   $37,500,000.00
January 29, 2000                   $37,500,000.00
May 20, 2000                       $37,500,000.00
August 12, 2000                    $62,500,000.00
November 4, 2000                   $62,500,000.00
February 3, 2001                   $62,500,000.00
May 26, 2001                       $62,500,000.00
August 18, 2001                    $100,000,000.00
November 10, 2001                  $100,000,000.00
February 2, 2002                   $100,000,000.00
May 25, 2002                       $100,000,000.00
August 17, 2002                    $125,000,000.00
November 9, 2002                   $125,000,000.00
February 1, 2003                   $125,000,000.00
Maturity Date                      Outstanding principal balance

                                                                   EXHIBIT A TO
                                                                 LOAN AGREEMENT
                                                                 --------------


                        FORM OF ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Loan Agreement, dated as of March __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among Fred Meyer, Inc. (the "Borrower") the Lenders named therein (the "Lenders"), Bankers Trust Company, as administrative agent for the Lenders (in such capacity, the Administrative Agent") and The Chase Manhattan Bank, as syndication agent. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

          _________________ (the "Assignor") and _____________(the "Assignee")
agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the As signee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Closing Date (as defined below), an interest (the "Assigned Inter est"), as specified on SCHEDULE 1, in and to the Assignor's rights and obligations under the Loan Agreement with respect to those credit facilities contained in the Loan Agreement as are set forth on SCHEDULE 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or represen tations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its

Subsidiaries or any other obligor or the performance or observance by Borrower or any of its Subsidiaries or any other obligor of any of their respective obligations under the Loan Agreement or any other instrument or document furnished pursuant hereto or thereto.

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administra tive Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17(e) of the Loan Agreement.

          4. The effective date of this Assignment and Acceptance shall be the date set forth on Schedule 1, (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Loan Agreement, effective as of the Effective Date (which shall not, unless other wise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance and the Loan Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          8. This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
          RELATING TO THE 364 LOAN AGREEMENT, DATED AS OF MARCH , 1997,
                                      AMONG
                                FRED MEYER, INC.
                           THE LENDERS NAMED THEREIN,
     BANKERS TRUST COMPANY, AS ADMINISTRATIVE AGENT FOR THE LENDERS (IN SUCH
                      CAPACITY, THE "ADMINISTRATIVE AGENT")
                                       AND
                 THE CHASE MANHATTAN BANK, AS SYNDICATION AGENT


-------------------------------------------------------------------------------


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

        Credit          Commitment/Term Loan
   Facility Assigned       Amount Assigned   Commitment Percentage Assigned1/
---------------------   -------------------- --------------------------------

                         $___________             __.__________%


[NAME OF ASSIGNEE]                      [NAME OF ASSIGNOR]


By -------------------                  By -----------------
Name:                                   Name:
Title:                                  Title:

     ------------------

1/ Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Accepted for Recordation in              Consented To:*/
the Register:

Bankers Trust Company,                   FRED MEYER, INC.
  as Administrative Agent

                                         By ----------------------
By --------------------                     Name:
    Name:                                   Title:
    Title:

                                         Bankers Trust Company
                                         as Administrative Agent


                                         By ----------------------
                                            Name:
                                            Title:



------------------------

*/   If required.

                                                                   EXHIBIT B TO
                                                                 LOAN AGREEMENT
                                                                 --------------

                                    TERM NOTE
                                                             New York, New York
                                                                  March _, 1998

$[       ]

          FOR VALUE RECEIVED, Fred Meyer, Inc., a Delaware corporation (the "Borrower") promises to pay to the order of [LENDER] (the "Payee") or its registered assigns, (x) the principal sum of [ ] U.S. Dollars [$], less (y) any principal payments made in accordance with the Loan Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Loan Agreement, dated as of March 11, 1998 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), the terms defined therein and not otherwise defined herein being used herein as therein defined, by and among the Borrower, the financial institutions listed therein as Lenders, Bankers Trust Company, as Administrative Agent and The Chase Manhattan Bank, as Syndication Agent.

          This Note is one of the promissory notes referred to in Section 2.7(a) of the Loan Agreement and is issued pursuant to and entitled to the benefits of the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Administrative Agent located at 130 Liberty Street, New York, New York, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement. Unless and until an Assignment and Acceptance effecting the assignment or transfer of this Note shall have been accepted by the Administrative Agent, and the Borrower has either executed a consent to such assignment (if consent is required under Section 9.4(b) of the Loan Agreement) or been notified in writing of such assignment, and recorded in the Register as provided in Section 9.4 of the Loan Agreement, the Borrower and the Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

          Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

          THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH , THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

          The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

          This Note is subject to restrictions on transfer or assignment as provided in Section 9.4 of the Loan Agreement.

          No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Loan Agreement, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.


                                   FRED MEYER, INC.



                                   By:--------------------------
                                      Name:
                                      Title:

                                  TRANSACTIONS
                                       ON
                                      NOTE



                                                       Outstanding
           Type of       Amount of      Amount of       Principal
          Loan Made      Loan Made   Principal Paid      Balance       Notation
Date      This Date      This Date      This Date        This Date      Made By
----      ---------      ---------   ---------------   ------------    --------

                                                                   EXHIBIT B TO
                                                                 LOAN AGREEMENT
                                                                 --------------

                                                                 REVOLVING NOTE

                                 REVOLVING NOTE

                                                             New York, New York
                                                                  March _, 1998

$[       ]

          FOR VALUE RECEIVED, FRED MEYER, INC., a Delaware corporation (the "Borrower") promises to pay to the order of [LENDER] (the "Payee") or its registered assigns, the lesser of (x) [ ] U.S. Dollars [$] and (y) the unpaid principal amount of all advances made by Payee to the Borrower as Revolving Loans under the Loan Agreement referred to below.

          The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Loan Agreement, dated as of March 11, 1998 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), the terms defined therein and not otherwise defined herein being used herein as therein defined, by and among the Borrower, the financial institutions listed therein as Lenders, Bankers Trust Company, as Administrative Agent and The Chase Manhattan Bank, as Syndication Agent.

          This Note is one of the promissory notes referred to in Section 2.7(a) of the Loan Agreement and is issued pursuant to and entitled to the benefits of the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Administrative Agent located at 130 Liberty Street, New York, New York, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement. Unless and until an Assignment and Acceptance effecting the assignment or transfer of this Note shall have been accepted by the Administrative Agent, and the Borrower has either executed a consent to such assignment (if consent is required under Section 9.4(b) of the Loan Agreement) or been notified in writing of such assignment, and recorded in the Register as provided in Section 9.4 of the Loan Agreement, the Borrower and the Adminis trative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

          Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

          THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH , THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

          The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

          This Note is subject to restrictions on transfer or assignment as provided in Section 9.4 of the Loan Agreement.

          No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Loan Agreement, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.


                                   FRED MEYER, INC.



                                   By:----------------------
                                      Name:
                                      Title:

                                  TRANSACTIONS
                                       ON
                                      NOTE



                                                       Outstanding
           Type of       Amount of      Amount of       Principal
          Loan Made      Loan Made   Principal Paid      Balance       Notation
Date      This Date      This Date      This Date        This Date      Made By
----      ---------      ---------   ---------------   ------------    --------

                                                                   EXHIBIT C TO
                                                                 LOAN AGREEMENT
                                                                 --------------

                                         FORM OF OPINION LETTER, STOEL RIVES LLP


                                 March 11, 1998


TO EACH OF THE PARTIES
SET FORTH IN
SCHEDULE I ATTACHED HERETO

       Re:  $3,500,000,000 Loan Agreement, dated as of March 11, 1998

Dear Administrative Agent, Syndication Agent and Lenders:

          We have acted as counsel to Fred Meyer, Inc., a Delaware corporation ("Borrower"), and the guarantors listed on attached Schedule II ("Guarantors"), in connection with the Loan Agreement, dated as of March 11, 1998 (the "Loan Agreement"), among Borrower, Bankers Trust Company, as administrative agent ("Administrative Agent"), The Chase Manhattan Bank, as syndication agent ("Syndication Agent"), and the lenders party thereto ("Lenders"). This opinion is delivered pursuant to Section 4.1(b) of the Loan Agreement. Unless otherwise defined in the opinion, all capitalized terms used in this opinion shall have the meanings assigned to them in the Loan Agreement.

          For the purpose of rendering our opinions herein, we have examined (i) the Loan Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreement and the Intercreditor Agreement (such agreements sometimes collectively referred to as the "Loan Documents"), (ii) certificates of public officials and officers of Borrower, (iii) certified copies of Borrower's Restated Certificate of Incorporation and Amended and Restated Bylaws, (iv) Board of Directors' resolutions of Borrower authorizing Borrower's participation in the transactions contemplated by the Loan Agreement, (v) certified copies of Articles or Certificate of Incorporation or other charter documents, as the case may be, and Bylaws for each Guarantor, (vi) Board of Directors' resolutions of each Guarantor authorizing such Guarantor's participation in the transactions contemplated by the Loan Agreement, and (vii) the agreements referred to as "material agreements" in the Officer's Certificate of Borrower (the "Officer's Certificate"), attached hereto as Exhibit A.

To Each of the Parties Set
  Forth in Schedule I Attached Hereto
Page 2
March 11, 1998


          With respect to such examination, we have assumed: (i) the statements of fact made in all such certificates, documents, and instruments are true, accurate, and complete; (ii) the due authorization, execution, and delivery of the Loan Documents by the parties thereto (other than Borrower and Guarantors);
(iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of Borrower and Guarantors); (iv) the authenticity and completeness of all documents, certificates, instruments, records, and corporate records submitted to us as originals, the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (v) that all parties other than Borrower and Guarantors have all requisite corporate power and authority to execute, deliver, and perform the Loan Documents; and (vi) the enforceability of the Loan Documents against all parties thereto other than Borrower and Guarantors.

          Our opinions in paragraph (1) through (3) below as to qualification, current status and good standing are based solely upon certificates of public officials. Our opinion in paragraph (3) below as to valid existence is based solely upon our review of certified copies of the Articles or Certificate of Incorporation, as the case may be, and Bylaws for each Guarantor and the factual representations made by Borrower within the Loan Agreement.

          In rendering the opinions set forth in paragraphs (3) and (4) below, we have assumed that the Subsidiary Guaranty executed by each Guarantor may reasonably be expected to benefit, directly or indirectly, such Guarantor. In rendering the opinions set forth in paragraph (5) below, we have assumed that the indebtedness listed as "Refinanced Debt" is being repaid simultaneously with the closing of the transactions contemplated hereunder.

          We have also examined such other documents and records and have made such investigations of law, as we have deemed necessary to enable us to render this opinion. As to the accuracy of certain factual matters, we have relied on certificates and written statements of officers of Borrower and Guarantors and factual representations made by Borrower within the Loan Agreement.

To Each of the Parties Set
  Forth in Schedule I Attached Hereto
Page 3
March 11, 1998


          For purposes of this opinion, "actual knowledge" means the conscious awareness of facts or other information by Gary R. Barnum and Kris Ormseth, being the persons at this firm principally involved with the transactions contemplated by the Loan Agreement, except that in the case of numbered paragraph (8) herein, "actual knowledge" shall include the above-named persons and the other persons at our firm who have worked on matters pertaining to Borrower since February 1, 1997.

          Based on the foregoing and subject to the qualifications below, we are of the opinion that:

     (1) Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority (a) to execute, deliver, and perform its obligations under the Loan Agreement, and (b) to own and operate its properties and to carry on its business as a holding company of Fred Meyer Stores, Inc. ("Fred Meyer"), Smith's Food & Drug Centers, Inc. ("Smiths"), Quality Food Centers, Inc. ("QFC"), Food 4 Less Holdings, Inc. ("FFL"), and their respective subsidiaries, as described in the "1934 Act Documents" referenced in the Officer's Certificate.

     (2) Borrower is duly qualified as a foreign corporation to do business and is of current status in the state of Oregon.

     (3) Each Guarantor is a corporation (or, in the case of Treasure Valley Land Company, L.C., a limited liability company) validly existing and in good standing or of current status, as the case may be, under the laws of its respective state of incorporation and has all requisite corporate power and authority (a) to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, and (b) to own and operate its properties and to carry on its business as described in the "1934 Act Documents" referenced in the Officer's Certificate.

     (4) The Loan Documents to which Borrower or any Guarantor, as the case may be, is a party have been duly authorized by all necessary corporate action on the part of Borrower or such Guarantor, as the case may be, and the Loan Documents to which Borrower or such Guarantor, as the case may be, is a party have been duly executed and delivered by Borrower or such Guarantor, as the case may be, and constitute legal, valid, and binding

To Each of the Parties Set
  Forth in Schedule I Attached Hereto
Page 4
March 11, 1998


          obligations of Borrower or such Guarantor, as the case may be, enforceable against Borrower or such Guarantor, as the case may be, in accordance with their respective terms.

     (5) Neither the execution and delivery by Borrower or any Guarantor, as the case may be, of the Loan Documents to which it is a party, the consummation by Borrower or any Guarantor of the transactions contemplated by the Loan Documents, nor the compliance by Borrower or any Guarantor with the terms and conditions of the Loan Documents conflicts with, results in a breach of, or constitutes a default under any of the terms, conditions, or provisions of (a) the Restated Certificate of Incorporation or the Amended and Restated Bylaws of Borrower, or (b) the Articles or Certificate of Incorporation or other charter document, as the case may be, or Bylaws of any Guarantor, or
          (c) any "material agreement" set forth in the Officer's Certificate or, to our actual knowledge, any judicial order by which Borrower or any Guarantor is bound, or, (d) except as specifically contemplated under the Loan Documents, results in the creation of any Lien on any of the properties or assets of Borrower or any Guarantor under any such agreement or, to our actual knowledge, any such order.

     (6) Neither the execution and delivery by Borrower or any Guarantor, as the case may be, of the Loan Documents to which it is a party, the consummation by Borrower and any Guarantor of the transactions contemplated by the Loan Documents, nor the compliance by Borrower or any Guarantor with the terms and conditions of the Loan Documents conflicts with (a) any present federal or Oregon statute, rule or regulation binding on Borrower or any Guarantor (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or (b) any Delaware statute, rule, or regulation contained in or promulgated under the General Corporation Law of the state of Delaware binding on Borrower or any Guarantor.

     (7) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required to be obtained by Borrower or any Guarantor in connection with, (i) the execution, delivery and performance by Borrower or any Guarantor of any Credit Document to which it is a party or (ii) the legality, validity,

To Each of the Parties Set
 Forth in Schedule I Attached Hereto
Page 5
March 11, 1998


          binding effect or enforceability of any such Credit Document against Borrower or any Guarantor.

     (8) To our actual knowledge after due inquiry, except as set forth under "Legal Proceedings" in the "1934 Act Documents" referenced in the Officer's Certificate, there are no actions, suits, or proceedings pending or threatened against Borrower or any Guarantor in any court or before any Governmental Authority that could reasonably be expected to result in a Material Adverse Effect.

     (9) The provisions in the Loan Documents concerning interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of the State of Oregon.

     (10) The Lenders are not required under the laws of the State of Oregon to qualify as a foreign corporation solely as a result of the execution, delivery and performance of the Loan Documents to which they are a party.

     (11) None of Borrower, Guarantors, or their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (12) None of Borrower, Guarantors, or their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          The opinions set forth in paragraph (4) above are subject to (a) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally (including, without limitation, the effectiveness of waivers of defenses and legal rights), and (b) the application of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or equity), including, without limitation, the right to specific performance. A court might not enforce certain covenants or allow acceleration of the amounts due from Borrower or any Guarantor under the Loan Documents to which Borrower or any Guarantor is a party if it concludes that such enforcement or acceleration would be unreasonable or not undertaken

To Each of the Parties Set
  Forth in Schedule I Attached Hereto
Page 6
March 11, 1998


in good faith under the then existing circumstances, but the inclusion of such remedies does not, in our opinion, affect the validity of the Loan Documents to which Borrower or any Guarantor is a party. In addition, no opinion is expressed herein as to Section 9.3 of the Loan Agreement (to the extent indemnification provided for therein is for the negligence of any Person, any violation of law or might otherwise be determined as violative of public policy).

          The opinion set forth in paragraph (4) above is subject to the further qualification that the enforceability of any Guarantor's obligations under the Subsidiary Guaranty may be limited by certain rights and defenses at law and in equity which are available to a guarantor. In certain circumstances, a guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impair the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor. However, there is also authority to the effect that a guarantor may validly waive such rights if such waivers are expressly set forth in the guaranty. While we believe that a court should enforce language contained in the Subsidiary Guaranty waiving notice, limiting subrogation rights of each Guarantor, and making the obligations of each Guarantor unconditional, irrespective of any amendment to the obligations guaranteed by such Subsidiary Guaranty, the issue is not free from doubt and a court might conclude otherwise.

          The opinions expressed herein are limited to matters governed by the laws of the United States of America and the state of Oregon, and, as to the opinions expressed in paragraphs (1) and (3) through (6) above, the General Corporation Law of the state of Delaware, in each case as it exists at the date of this opinion, and we express no opinion as to the law of any other jurisdiction. The opinion expressed in paragraph (4), above, is given as if the Loan Documents were governed by the laws of the State of Oregon. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred. We are not undertaking any duty to advise you of changes which hereafter may be brought to our attention with respect to the laws covered by this opinion. In giving the opinions set forth in paragraphs (3), (4) (as to authorization), (5) and (8), in each case as they pertain to the FFL Companies listed on attached Schedule II, with your consent we have relied upon the opinion of Latham & Watkins, special counsel to FFL, and the opinion of Clutter, Hinkel & Aadalen, LLP, special Kansas counsel to Falley's, Inc., attached hereto as Exhibits B and C.

To Each of the Parties Set
  Forth in Schedule I Attached Hereto
Page 7
March 11, 1998


          We express no opinion as to (a) the enforceability under certain circumstances of any provision imposing penalties, late payment charges or increases in interest rate upon delinquency in payment or the occurrence of Events of Default, (b) the enforceability of any choice-of-law provision, (c) the compliance with certain financial covenants under the "material agreements" set forth in the Officer's Certificate or (d) the compliance with applicable federal or state securities laws.

          This opinion is rendered only to Administrative Agent, Syndication Agent and Lenders (and their respective permitted successors and assigns) and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by Administrative Agent, Syndication Agent and Lenders for any other purpose or quoted to, copies given to or relied upon by any other person, firm, or corporation for any purpose without our prior written consent, except that copies may be given or made available to governmental bodies or regulators in accordance with the ordinary course of business and may be provided to prospective permitted assigns.

                                   Very truly yours,

                                   STOEL RIVES, LLP


                                   By:------------------------
                                       Gary R. Barnum

                                   SCHEDULE I
                                   Addressees



Bankers Trust Company, as Administrative Agent

The Chase Manhattan Bank, as Syndication Agent

The Lenders, party to the Loan Agreement

                                   SCHEDULE II
                                   Guarantors

                                  Percent
Subsidiary                        Ownership        Direct Owner

                         [Fred Meyer/Smith's Companies]

Fred Meyer Stores, Inc.           100% (indirect)  Fred Meyer, Inc.
Roundup Co.                       100% (indirect)  Fred Meyer Stores, Inc.
JH Properties, Inc.               100% (indirect)  Roundup Co.
Fred Meyer of Alaska, Inc.        100% (indirect)  Fred Meyer Stores, Inc.
Fred Meyer of California, Inc.    100% (indirect)  Fred Meyer Stores, Inc.
Distribution Trucking Company     100% (indirect)  Fred Meyer Stores, Inc.
B&B Stores, Inc.                  100% (indirect)  Fred Meyer Stores, Inc.
B&B Pharmacy, Inc.                100% (indirect)  B&B Stores, Inc.
CB&S Advertising Agency, Inc.     100% (indirect)  Fred Meyer Stores, Inc.
FM Holding Corporation            100% (indirect)  Fred Meyer Stores, Inc.
Grand Central, Inc.               100% (indirect)  FM Holding Corporation
FM Retail Services, Inc.          100% (indirect)  Fred Meyer Stores, Inc.
Fred Meyer Jewelers, Inc.         100% (indirect)  Fred Meyer Stores, Inc.
Merksamer Jewelers, Inc.          100% (indirect)  Fred Meyer Jewelers, Inc.
FM, Inc.                          100% (indirect)  Fred Meyer Stores, Inc.
Smith's Food & Drug Centers, Inc. 100% (direct)    Fred Meyer, Inc.
Smith's Beverage of Wyoming, Inc. 100% (indirect)  Smith's Food & Drug
                                                   Centers, Inc.
Western Property Investment       100% (indirect)  Smith's Food & Drug
   Group, Inc.
                                                   Centers, Inc.
Smitty's Supermarkets, Inc.       100% (indirect)  Smith's Food & Drug
                                                   Centers, Inc.
Smitty's Super Valu, Inc.         100% (indirect)  Smitty's Supermarkets, Inc.
Saint Lawrence Holding Company    100% (indirect)  Smitty's Super Valu, Inc.
Smitty's Equipment Leasing, Inc.  100% (indirect)  Smitty's Super Valu, Inc.
Compare, Inc.                     100% (indirect)  Smith's Food & Drug
                                                   Centers, Inc
Richie's, Inc.                    100% (indirect)  Smith's Food & Drug
                                                   Centers, Inc
Treasure Valley Land              100% (indirect)  Smith's Food & Drug
    Company, L.C.                                  Centers, Inc

                                 [QFC Companies]

Quality Food Centers, Inc.        100% (direct)    Fred Meyer, Inc.
Hughes Markets, Inc.              100% (indirect)  Quality Food Centers, Inc.
Hughes Realty, Inc.               100% (indirect)  Hughes Markets, Inc.
KU Acquisition Corporation        100% (indirect)  Quality Food Centers, Inc.
Second Story, Inc.                100% (indirect)  Quality Food Centers, Inc.
Quality Food, Inc.                100% (indirect)  Quality Food Centers, Inc.
Quality Food Holdings, Inc.       100% (indirect)  Quality Food, Inc.
QFC Sub, Inc.                     100% (indirect)  Quality Food Holdings, Inc.

                                 [FFL Companies]


Food 4 Less Holdings, Inc.        100% (direct)    Fred Meyer, Inc.
Ralphs Grocery Company            100% (indirect)  Food 4 Less Holdings, Inc.
Falley's, Inc.                    100% (indirect)  Ralphs Grocery Company
Cala Co.                          100% (indirect)  Ralphs Grocery Company
Bay Area Warehouse Stores, Inc.   100% (indirect)  Cala Co.
Cala Foods, Inc.                  100% (indirect)  Cala Co.
Bell Markets, Inc.                100% (indirect)  Cala Co.
Food 4 Less of Southern           100% (indirect)  Ralphs Grocery Company
   California, Inc.
Alpha Beta Company                100% (indirect)  Food 4 Less of S. California,
                                                   Inc.
Food 4 Less GM, Inc               100% (indirect)  Alpha Beta Company
Food 4 Less Merchandising, Inc.   100% (indirect)  Alpha Beta Company
Food 4 Less of California, Inc.   100% (indirect)  Alpha Beta Company
Crawford Stores, Inc.             100% (indirect)  Ralphs Grocery Company

                                    EXHIBIT A


                              OFFICER'S CERTIFICATE

                                    EXHIBIT B


                           OPINION OF LATHAM & WATKINS

                                    EXHIBIT C


                    OPINION OF CLUTTER, HINKEL & AADALEN, LLP

                                                                   EXHIBIT D TO
                                                                 LOAN AGREEMENT
                                                                 --------------

                                                            SUBSIDIARY GUARANTEE

                                   See Tab 2.

                                                                   EXHIBIT E TO
                                                                 LOAN AGREEMENT
                                                                 --------------

                               Guarantee Language

          The guarantee language described in that certain Prospectus Supple ment, dated March 4, 1998, to the Prospectus, dated February 4, 1998 (collectively, the "Prospectus"), for (i) the offering of senior unsecured notes of the Borrower in the aggregate principal amount of $1,750,000,000 and (ii) any subsequent offering of such notes under the Indenture described in such Prospectus.

          As to any other Debt, guarantee language in substantially the follow-ing form:

          This Guarantee shall be automatically and unconditionally released and discharged, without any further action required on the part of the beneficiary hereof or any other party hereto, upon: (i) the release of the Guarantor from its Bank Credit Facility Guarantee and its Bank Lease Facility Guarantee (as defined below); or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a subsidiary of Fred Meyer, Inc. of all of the Capital Stock in, or all or substan tially all of the assets of, the Guarantor, provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Bank Credit Facility or Bank Lease Facility, as the case may be. The parties hereto agree that the foregoing is for the benefit of the lenders party to the Bank Credit Facility and may not be amended, modified or waived (and no provision inconsistent therewith adopted) without the consent of such lenders.

Certain Definitions

          "Bank Credit Facility" means the transactions contemplated by the $3,500,000,000 Loan Agreement, dated as of March 11, 1998, among Fred Meyer Inc., as borrower, the lenders identified therein, Bankers Trust Company, as administrative agent, and The Chase Manhattan Bank, as syndication agent, as such agreement and related agreements may by amended (including any amendment and restatement), supplemented or modified from time to time, including any replacement or refinancing thereof in the commercial bank market (including any such replacement or refinancing that increases the amount thereof).

          "Bank Credit Facility Guarantee" means the guarantee of the guarantor, dated March 11, 1998, in respect of the Bank Credit Facility, as such guarantee may by amended (including any amendment and restatement), supplemented or modified from time to time, including any replacement guarantee issued in connection with the replacement or refinancing of the Bank Credit Facility in the commercial bank market (including any such replacement or refinancing that increases the amount thereof).

          "Bank Lease Facility" means the transactions contemplated by the Participation Agreement, dated as of March 11, 1998, among Fred Meyer, Inc., Wilmington Trust Company, FMS Trust 1997-1, the investors named therein, the lenders identified therein, Bankers Trust Company, as administrative agent, The Chase Manhattan Bank, as syndication agent, as such agreement and related agreements may by amended (including any amendment and restatement), supplemented or modified from time to time, including any replacement or refinancing thereof in the commercial bank market (including any such replacement or refinancing that increases the amount thereof).

          "Bank Lease Facility Guarantee" means the guarantee of the guarantor, dated March 11, 1998, in respect of the Bank Lease Facility, as such guarantee may by amended (including any amendment and restatement), supplemented or modified from time to time, including any replacement guarantee issued in connection with the replacement or refinancing of the Bank Lease Facility in the commercial bank market (including any such replacement or refinancing that increases the amount thereof).


                                        2